UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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Rocket Fuel Inc.
_______________________________________________________________________________________________________________________________________________________________________________________________________________________
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

April , 2016

Dear Fellow Stockholders,
We cordially invite you to attend our 2016 Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, June 14, 2016, at 9:00 a.m. Pacific Time at the principal executive offices of Rocket Fuel Inc., which are located at 1900 Seaport Boulevard, Redwood City, CA 94063.
At this year’s Annual Meeting, the agenda will be as follows:

Agenda Item		Board Recommendation
Proposal No. One	Election of three Class III directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified	FOR
Proposal No. Two	Adoption of an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes	FOR
Proposal No. Three	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	FOR
For our 2016 Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our "2015 Annual Report"), which contains, among other things, our 2015 audited consolidated financial statements.
The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet, and how you can request and receive, free of charge, a printed copy of our proxy materials, including our 2015 Annual Report, the Notice of Annual Meeting, our proxy statement and a proxy card. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The electronic delivery of our proxy materials will reduce our printing and mailing costs and minimize the environmental impact of the proxy materials.
The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold, or whether you plan to attend the Annual Meeting, we hope that you will promptly cast your vote.
Sincerely yours,
Rocket Fuel Inc.

/s/ E. RANDOLPH WOOTTON III
E. Randolph Wootton III
Chief Executive Officer

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
ROCKET FUEL INC.
1900 SEAPORT BOULEVARD
REDWOOD CITY, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Tuesday, June 14, 2016

Dear Stockholders of Rocket Fuel:
The 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Rocket Fuel Inc., a Delaware corporation ("Rocket Fuel"), will be held on Tuesday, June 14, 2016, at 9:00 a.m. Pacific Time, at Rocket Fuel’s headquarters, located at 1900 Seaport Boulevard, Redwood City, CA 94063, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect three Class III directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve adoption of an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The Board of Directors of Rocket Fuel has fixed the close of business on April 18, 2016 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet by following the voting procedures described in the Notice of Internet Availability of Proxy Materials. If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.
We appreciate your continued support of Rocket Fuel and look forward to either greeting you personally at the meeting or receiving your proxy.

By order of the board of directors,
/s/ JOANN C. COVINGTON
JoAnn C. Covington
Senior Vice President, General Counsel and
Corporate Secretary

Redwood City, CA
April , 2016

TABLE OF CONTENTS

Page
Information Concerning Voting and Solicitation of Proxies	1
PROPOSAL NO. ONE: ELECTION OF DIRECTORS	7
Nominees for Director	8
Continuing Class I Directors	9
Continuing Class II Directors	9
PROPOSAL NO. TWO: ADOPTION OF AN AMENDMENT TO OUR BYLAWS TO PROVIDE THAT THE COURTS LOCATED WITHIN THE STATE OF DELAWARE WILL SERVE AS THE EXCLUSIVE FORM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES	10
PROPOSAL NO. THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Fees Paid to Independent Registered Public Accounting Firm	12
Auditor Independence	12
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services	13
Report of the Audit Committee	14
Board of Directors and Corporate Governance	15
Board Composition	15
Director Independence	15
Board Leadership Structure; Lead Independent Director	15
Committees of the Board of Directors	16
Board Member Nomination Process	17
Stockholder Recommendations and Nominations of Candidates for Election to the Board of Directors	18
Board’s Role in Risk Management Oversight	18
Stockholder Communications with the Board of Directors	19
Corporate Governance Guidelines; Code of Business Conduct and Ethics; Policy Regarding Hedging	19
Non-Employee Director Compensation	19
Executive Officers	22
Executive Compensation	24
Processes and Procedures for Compensation Decisions	24
Summary Compensation Table	24
2015 Non-Equity Incentive Plan Compensation and Certain Bonus Arrangements	27
NEO Employment Agreements and Arrangements	30
Outstanding Equity Awards at Fiscal Year End	36
Executive Incentive Compensation Plan	37
401(k) Plan	38
Certain Relationships and Related Party Transactions	38
Equity Compensation Plan Information	39
Security Ownership of Certain Beneficial Owners and Management	40
Other Matters	42
Section 16(a) Beneficial Ownership Reporting Compliance	42
2015 Annual Report and SEC Filings	42
Deadlines to Propose Actions for Consideration at the 2017 Annual Meeting	42
Appendices	42

i

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

ROCKET FUEL INC.
PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS
________________________________________
INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

Our board of directors solicits your proxy for the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the "Notice of Annual Meeting of Stockholders." The table below shows some important details about the Annual Meeting and voting. Additional information is available in the "Frequently Asked Questions" section of the proxy statement immediately below the table. We use the terms "Rocket Fuel," "the Company," "we," "our" and "us" in this proxy statement to refer to Rocket Fuel Inc., a Delaware corporation.
The Notice of Annual Meeting, proxy statement, enclosed proxy card and copy of our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Annual Report") are first being made available to our stockholders on or about April , 2016.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
This proxy statement and the 2015 Annual Report are available for viewing, printing and downloading at www.proxyvote.com and on the "Investors" section of our website at investor.rocketfuel.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

Meeting Details	June 14, 2016, 9:00 a.m. Pacific Time, at the offices of Rocket Fuel Inc., 1900 Seaport Boulevard, Redwood City, CA 94063

Record Date	April 18, 2016

Shares Outstanding	There were shares of common stock outstanding and entitled to vote as of the Record Date.

Eligibility to Vote
Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share held as of the Record Date.

Quorum
A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, as of the Record Date constitutes a quorum. A quorum is required to transact business at the Annual Meeting.

Voting Methods
Stockholders whose shares are registered in their names with Computershare, our transfer agent (referred to as "Stockholders of Record"), may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card. Stockholders of Record may also vote in person at the Annual Meeting by attending the Annual Meeting and casting a ballot. Stockholders whose shares are held in "street name" by a broker, bank or other nominee (referred to as "Beneficial Owners") must follow the voting instructions provided by their brokers or other nominees. See "What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?" and "How do I vote and what are the voting deadlines?" below for additional information.

Inspector of Elections	We have appointed Broadridge Financial Solutions, Inc. as Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or in person at the Annual Meeting.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") and post results at investor.rocketfuel.com as soon as practicable after the Annual Meeting.

Proxy Solicitation Costs
We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and Annual Reports. Our directors, officers and other employees or agents may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the shares that the brokers or other nominees hold in their names.

FREQUENTLY ASKED QUESTIONS
What matters am I voting on?
You will be voting on:

•	The election of three Class III directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

•	A proposal to adopt an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes;

•	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:

•	FOR the election of the three directors nominated by our board of directors and named in this proxy statement as Class III directors to serve for three-year terms;

•
FOR the proposal to adopt an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Will there be any other items of business on the agenda?
If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Cumulative voting is not permitted with respect to the election of directors.
A complete list of the stockholders entitled to vote at the Annual Meeting will be available at our headquarters, located at 1900 Seaport Boulevard, Redwood City, CA 94063, during regular business hours for the ten days prior to the Annual Meeting. This list will also be available during the Annual Meeting at the meeting location. Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.
What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?
Stockholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with Computershare, our transfer agent, you are considered the Stockholder of Record with respect to those shares. As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card and to vote in person at the Annual Meeting.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf (referred to as held in "street name"), you are considered the Beneficial Owner of shares held in street name. As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. In general, if you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent registered public accounting firm), but may not vote your shares with respect to any non-routine matters (e.g., the election of directors and the adoption of an amendment to our bylaws). Please see "What if I do not specify how my shares are to be voted?" for additional information.
Do I have to do anything in advance if I plan to attend the Annual Meeting and vote in person?
Stockholders of Record. If you are a Stockholder of Record, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you may be asked to present government-issued photo identification for entrance into the Annual Meeting.
Beneficial Owners. If you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from your broker or other nominee, who is the Stockholder of Record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy, but you may not vote. You may be asked to present government-issued photo identification for entrance into the Annual Meeting. You will also be asked to provide proof of Beneficial Ownership as of the Record Date, such as the voting instructions you received from your broker or other nominee, or your brokerage statement reflecting ownership of shares as of the Record Date.
How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a Stockholder of Record, you can vote in one of the following ways:

•
You may vote via the Internet or by telephone.  To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 13, 2016. Alternatively, you may request a printed proxy card by telephone at 1-800-579-1639, over the Internet at www.proxyvote.com, or by email at sendmaterial@proxyvote.com, and follow the instructions under the heading "You may vote by mail" immediately below.

•
You may vote by mail.  If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than June 13, 2016. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but you do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of Proposals No. One, Two and Three.

•
You may vote in person.  If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners.  If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed above, if you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

May I change my vote or revoke my proxy?
Stockholders of Record. If you are a Stockholder of Record, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone prior to the voting deadline noted above;

•	signing and returning a new proxy card with a later date prior to the voting deadline noted above; or

•	attending the Annual Meeting and voting in person.
You may revoke your proxy by delivering a written revocation to our Corporate Secretary at the address listed on the front page of this proxy statement, prior to the voting deadline noted above.
Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named on the proxy card have been designated as proxy holders by our board of directors. When a Stockholder of Record properly dates, executes and returns a proxy card, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors (as indicated in the next paragraph). If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy before the new meeting date, as described above.
What if I do not specify how my shares are to be voted?
Stockholders of Record. If you are a Stockholder of Record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•
FOR the election of the three directors nominated by our board of directors and named in this proxy statement as Class III directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. One);

•
FOR adoption of an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes (Proposal No. Two);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. Three); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners. If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal No. One (election of directors) and Proposal No. Two (amendment of our bylaws) are non-routine matters, while Proposal No. Three (ratification of appointment of an independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal No. One or Proposal No. Two, which would result in a "broker non-vote." However, the broker or other nominee may, in its discretion, vote your shares with respect to Proposal No. Three. For additional information regarding broker non-votes, see "What are the effects of abstentions and broker non-votes?" below.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were at total of shares of common stock outstanding, which means that shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. Two and Proposal No. Three). However, because the outcome of Proposal No. One (election of directors) will be determined by a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting, abstentions will have no impact on the outcome of the proposal as long as a quorum exists.
A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
How many votes are needed for approval of each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. One: Election of directors	Plurality of voting power of shares present and entitled to vote	No
Proposal No. Two: Adoption of an amendment to our bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes
	Majority of voting power of shares present and entitled to vote	No
Proposal No. Three: Ratification of appointment of independent registered public accounting firm	Majority of voting power of shares present and entitled to vote	Yes
With respect to Proposal No. One, you may vote FOR, AGAINST or ABSTAIN with respect to each nominee. Cumulative voting is not permitted with respect to the election of directors. An abstention will have no effect on the outcome of the vote.
With respect to Proposal No. Two and Proposal No. Three, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. Two or Proposal No. Three, the abstention will have the same effect as a vote AGAINST the proposal.
How are proxies solicited for the Annual Meeting and who is paying for the solicitation?
The board of directors is soliciting proxies for use at the Annual Meeting by means of this proxy statement. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.
This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Rocket Fuel or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Will members of the board of directors attend the Annual Meeting?
We encourage our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders. All of our board members attended the 2015 annual meeting of stockholders either in person or via teleconference.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called "householding," under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders of Record who participate in householding will be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Rocket Fuel only send a single copy of the next year’s proxy materials, you may contact us as follows:

Rocket Fuel Inc.
Attention: Corporate Secretary
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 595-1300

Beneficial Owners of shares may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

PROPOSAL NO. ONE

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Currently, six of our directors are independent according to the independent director requirements of The NASDAQ Stock Market ("NASDAQ"). Our board of directors is divided into three classes of directors — Classes I, II and III — each consisting of two or three directors, who are elected for staggered three-year terms. See "Board of Directors and Corporate Governance" below for more details about our board.
At the Annual Meeting, stockholders will be asked to elect three Class III directors — Susan L. Bostrom, Ronald E. F. Codd and E. Randolph Wootton III — to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified. The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the board of directors as of March 31, 2016.

Nominees	Class	Age	Position	Current Term Expires	Expiration of Term For Which Nominated

Susan L. Bostrom (1)	III	55	Director	2016	2019
Ronald E. F. Codd (2)(3)	III	60	Director	2016	2019
E. Randolph Wootton III	III	48	Chief Executive Officer and Director	2016	2019

Continuing Directors

John J. Lewis (2)	I	58	Director	2017	—
Monte Zweben (1)	I	52	Chairman of the Board	2017	—
William W. Ericson (1)(3)	II	57	Director	2018	—
Richard A. Frankel	II	52	Executive Vice President and Director	2018	—
Clark M. Kokich (2)(3)	II	64	Director	2018	—
______________________

(1)	Member of the compensation committee

(2)	Member of the audit committee

(3)	Member of the nominating and governance committee

Nominees for Director
Susan L. Bostrom. Ms. Bostrom has served as a member of our board of directors since February 2013. In addition to serving on our board, since February 2001, Ms. Bostrom has served as an independent director to various public and private companies, including (i) Varian Medical Systems, Inc., a manufacturer of medical devices and software, since February 2005; (ii) Cadence Design Systems, Inc., an electronic design software company, first from February 2001 to March 2005 and then since February 2011; (iii) Marketo, Inc., a provider of software as a service marketing automation solutions, since May 2012; (iv) ServiceNow, a provider of enterprise IT cloud services since July, 2014, and (v) FedBid, Inc., a private company, since October 2012. Ms. Bostrom is a member of the Georgetown University board of directors and serves on the advisory board of the Stanford Institute for Economic Policy Research.  After serving on the Stanford Hospital and Clinics board of directors for 10 years, she is now a member of the board of Lucile Packard Children’s Hospital at Stanford. From January 2006 to January 2011, Ms. Bostrom served as Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs of Cisco Systems, Inc., a networking equipment provider. Prior to that, from 1997 to January 2006, Ms. Bostrom served in a number of positions at Cisco, including Senior Vice President, Global Government Affairs and the Internet Business Solutions Group and Vice President of Applications and Services Marketing. Ms. Bostrom holds a B.S. degree in marketing from the University of Illinois and an M.B.A. degree from the Stanford Graduate School of Business.
Our board of directors believes that Ms. Bostrom possesses specific attributes that qualify her to serve as a director, including her experience and leadership roles at a leading technology company, her knowledge of marketing and developing trends in networking and new media, and her extensive boardroom experience.
Ronald E. F. Codd. Mr. Codd has served as a member of our board of directors since February 2012. Mr. Codd has been an independent business consultant since April 2002. From January 1999 to April 2002, Mr. Codd served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., an enterprise software company. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, Inc., a provider of ERP and human resource management systems. Mr. Codd has served on the board of directors of ServiceNow, Inc. and Veeva Systems, Inc. since February 2012 and FireEye, Inc. since July 2012. Mr. Codd has also served as a member of the board of directors of numerous other information technology companies, including most recently DemandTec, Inc., from March 2007 to February 2012, Interwoven, Inc. from July 1999 to April 2009, and Data Domain, Inc., from October 2006 to July 2009. Mr. Codd holds a B.S. degree in Accounting from the University of California, Berkeley and an M.M. degree in Finance and M.I.S. from the Kellogg Graduate School of Management at Northwestern University.
Our board believes that Mr. Codd’s management and software industry experience, including his experience in finance and corporate governance matters, give him a breadth of knowledge and valuable financial expertise that qualifies him to serve as a member of our board of directors.
E. Randolph Wootton III. Mr. Wootton has served as our chief executive officer and a member of our board of directors since November 2015, after having joined Rocket Fuel as chief revenue officer in March 2015. Prior to joining Rocket Fuel, Mr. Wootton served as vice president of customer success for products at salesforce.com from July 2012 to March 2015. He served as senior vice president at AdReady, a division of CPXi, from January 2011 to July 2012. Prior to AdReady, Mr. Wootton spent seven years at Microsoft, from 2004 through 2010, in various senior level and general management roles. Mr. Wootton holds a B.S. degree from the U.S. Naval Academy, an M.A. degree in the Liberal Arts from St. John’s College, and an M.B.A degree from Harvard Business School.
Our board believes that Mr. Wootton possesses specific attributes that qualify him to serve as a director, including the perspective and continuity that he brings as our chief executive officer, the depth of his experience in both the advertising and software as a service industries, and his leadership and management expertise.
Vote Required
Directors are elected by a plurality vote. The three nominees for directors receiving the highest number of FOR votes cast will be elected as directors.
***THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH
OF MS. BOSTROM, MR. CODD AND MR. WOOTTON.***

Continuing Class I Directors
John J. Lewis. Mr. Lewis has served on Rocket Fuel’s board of directors since January 2016. Mr. Lewis joined Nielsen Holdings plc ("Nielsen"), an American global information and measurement company, in 2006. He has served as Global President since August 2014, responsible for running the Nielsen Buy business and overseeing all global regions. In his prior roles with Nielsen, Mr. Lewis was responsible for Nielsen’s North American Buy business from 2006 to 2012, and in 2013 added responsibility for the Americas, which brought additional accountability for the Buy and Watch business across Nielsen’s Latin American Region. Prior to joining Nielsen, Mr. Lewis was president and CEO of Knowledge Networks, a venture-backed marketing information company, from 2002 through 2005. From 1999 to 2001, he served as president and CEO of SMS Technology, a venture-backed provider of packaging to the consumer packaged goods industry. Mr. Lewis holds a B.A. degree in political science from Princeton University and an M.B.A. degree from Northwestern University's Kellogg School of Management.
Our board of directors believes that Mr. Lewis possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as an executive of a global business, his expertise in data analytics and marketing information, and his years of management experience.
Monte Zweben. Mr. Zweben has served as chairman of the board since March 2016, after having served as our executive chairman from November 2015 to March 2016, and as interim chief executive officer from March 2015 to November 2015. He has served as a member of our board of directors since March 2010. Mr. Zweben is a founder of Splice Machine, Inc., a Big Data database software company, and has served as its Chairman and Chief Executive Officer since April 2012. Mr. Zweben has also been the Chairman of Clio Music, Inc., a music analysis and search engine, since June 2011. From January 2006 to June 2013, he was a co-founder and served as the Chairman of SeeSaw Networks, Inc., a digital media company. Prior to SeeSaw, Mr. Zweben founded and served as the CEO of Blue Martini Software, Inc., an e-commerce and marketing software company, from June 1998 to March 2005. Prior to Blue Martini, from October 1996 to November 1997, Mr. Zweben served as Vice President and General Manager of PeopleSoft’s Manufacturing Business Unit. Earlier in his career, Mr. Zweben was the Deputy Branch Chief of the NASA Ames Research Center’s Artificial Intelligence Branch. Mr. Zweben currently serves on the Dean’s Advisory Board for the School of Computer Science at Carnegie Mellon University. Mr. Zweben holds a B.S. degree in Computer Science and Management from Carnegie Mellon University and an M.S. degree in Computer Science from Stanford University.
Our board of directors believes that Mr. Zweben possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings from his expertise in computer science and artificial intelligence, his work with digital media companies, and his years of management experience.
Continuing Class II Directors

William W. Ericson. Mr. Ericson has served as a member of our board of directors since May 2008. Mr. Ericson has been a General Partner at Mohr Davidow Ventures LP ("MDV"), a venture capital firm, since 2000, and has served as Managing Partner since 2008. Mr. Ericson has also been a founding Managing Director of Wildcat Venture Partners, a venture capital firm, since 2015. Prior to joining MDV, Mr. Ericson founded and operated Venture Law Group LLP’s Seattle office from 1996 to 2000. Prior to that, Mr. Ericson practiced as a corporate and securities attorney in Palo Alto, California, and New York, New York. Mr. Ericson currently serves as a member of the board of directors of Pacific Biosciences of California, Inc., a publicly traded gene sequencing company, Adamas Pharmaceuticals, a publicly traded pharmaceutical company, Northwestern University School of Law, and a number of MDV’s privately held portfolio companies. Mr. Ericson holds a B.S.F.S. degree from the School of Foreign Service at Georgetown University and a J.D. degree from Northwestern University School of Law.
Our board of directors believes that Mr. Ericson possesses specific attributes that qualify him to serve as a director, including his extensive experience working with leading technology companies as well as the substantial experience he has acquired as a legal and investment professional.
Richard A. Frankel. Mr. Frankel has served as executive vice president of Rocket Fuel since October 2015.  He served as president from May 2008 to October 2015; as chief financial officer from March 2008 to February 2009; and as a member of the board of directors since March 2008. Prior to co-founding Rocket Fuel, Mr. Frankel served as Senior Director, Product Marketing at Yahoo! from November 2002 to January 2008, and as a general manager at DoubleClick Inc., an Internet advertising solutions company, from July 1999 to October 2002. From March 1996 to July 1999, Mr. Frankel served as Director, Customer Service at NetGravity Inc., an online marketing management company. Mr. Frankel holds a B.S.E. degree in Mechanical & Aerospace Engineering from Princeton University and an M.A. degree in Classics from San Francisco State University.
Our board of directors believes that Mr. Frankel possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as our former president and his work with digital media companies. In addition, Mr. Frankel brings historical knowledge, operational expertise and continuity to our board of directors.
Clark M. Kokich. Mr. Kokich has served as a member of our board of directors since April 2011. In October 2013, Mr. Kokich joined Marchex, a call analytics and pay-per-call company, as its Chief Strategy Officer, and in 2015 he joined the Marchex board of directors as Executive Chairman. From 2009 until September 2013, Mr. Kokich was Chairman of Razorfish Inc., a digital marketing and technology consulting firm. Prior to that, Mr. Kokich spent ten years with Razorfish, serving in a number of key positions from 1999 to 2009, including Chief Executive Officer and President. Before joining Razorfish, Mr. Kokich was President and Chief Executive Officer of apparel retailer Calla Bay, Inc. from 1996 to 1998, head of sales and marketing for a division of McCaw Cellular Communications, Inc., a telecommunications company, from 1992 to 1996, and Executive Vice President and General Manager of Cole & Weber, Inc., an advertising company, from 1978 to 1987. Mr. Kokich has served on the board of directors of Acxiom Corporation since 2009, and currently chairs its Technology & Innovation Committee. Mr. Kokich holds a B.S. degree in Finance from the University of Oregon.
Our board of directors believes that Mr. Kokich possesses specific attributes that qualify him to serve as a director, including his background in the field of digital marketing and technology, his experience leading an advertising agency, as well as his marketing expertise and his years of management experience.

PROPOSAL NO. TWO

ADOPTION OF AN AMENDMENT TO OUR BYLAWS TO PROVIDE THAT THE COURTS LOCATED WITHIN THE STATE OF DELAWARE WILL SERVE AS THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES
We are asking stockholders to approve an amendment (the "Amendment") to our Amended and Restated Bylaws (the "Bylaws") that, if adopted, would result in the courts located within the State of Delaware serving as the exclusive forum for the adjudication of certain legal actions involving us. Specifically, if this proposal is approved by our stockholders, the Bylaws will be amended to insert a new provision as Article X to the Bylaws and to make appropriate conforming changes, including the re-designation of current Article X (Amendments) as Article XI. The text of the new Article X is as follows:
EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES
Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware (a "Chosen Court"), in all cases subject to the Chosen Court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this bylaw.
The Board believes that adopting the Amendment is in the best interests of the Company and its stockholders for the following reasons:

•	The Amendment provides that all intra-corporate disputes will be litigated in the State of Delaware, where we are incorporated and whose law governs those disputes;

•
The Delaware courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance;

•
The Amendment will help us avoid multiple lawsuits in multiple jurisdictions relating to such disputes, thus saving the significant costs and effort in addressing cases brought in multiple jurisdictions;

•	The Amendment will reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent, even though each jurisdiction purports to follow Delaware law;

•
The Amendment will only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes; it does not restrict the ability of our stockholders to bring such claims, nor does it affect the remedies available if such claims are ultimately successful;

•
We will retain the ability to consent to an alternative forum in appropriate circumstances where we determine that our interests and those of our stockholders are best served by permitting a particular dispute to proceed in a forum other than Delaware; and

•	The Amendment is not being proposed in anticipation of any specific litigation or transaction.
The Board is seeking stockholder approval for this exclusive forum bylaw based on the following:

•	The Board’s belief that such a provision is in the best interest of our stockholders; and

•	The Board’s own determination that the approval of stockholders is desirable on this issue.

The Board is increasingly concerned about the harm to us that can occur, and has occurred, as a result of lawyer-driven stockholder derivative litigation filed purportedly on our behalf against our current and former officers and directors. Such cases may be filed in the state court where the defendant company is headquartered or where one or more of the individual defendants resides, rather than the state where the company is incorporated, thus requiring a court less familiar with the laws of the state of incorporation to interpret and apply those laws. Multiple stockholder derivative actions involving the same or very similar allegations can be filed in multiple jurisdictions, requiring defendants to expend significant resources to attempt to coordinate and defend nearly identical actions in multiple courts. We have been subjected to just such stockholder derivative actions in 2015 and 2016, when seven stockholder derivative actions involving virtually identical allegations were filed in four different jurisdictions against us, the Board, and current and former officers. In order to defend these actions, we are required to undertake significant legal costs to avoid duplicative litigation that threatens to result in inconsistent legal consequences for the defendants. The Board finds the costs arising from the multitude of nearly identical lawsuits, and the significant possibility that a court outside Delaware could misapply Delaware law to the the Company's disadvantage, instructive and believes that the Amendment will help the Company avoid these risks in the future.
The Board is committed to strong corporate governance practices. A description of our key corporate governance practices appears under "Board of Directors and Corporate Governance" above.
After considering the foregoing, the Board believes the Amendment is in the best interests of the Company and its stockholders and recommends that our stockholders approve the Amendment. If approved by our stockholders, the Amendment will be immediately effective. If the Amendment is not approved, the Board will reconsider whether the Amendment is in the best interests of the Company and its stockholders and consider whether to conduct further outreach to stockholders on this topic.
Vote Required
Stockholder approval is not required for the Board to amend our Bylaws; however, we believe this proposal is in keeping with our commitment to seek stockholder input on important governance issues and to serve the best interests of our stockholders. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Amendment.
***THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF AN AMENDMENT TO OUR BYLAWS TO PROVIDE THAT THE COURTS LOCATED WITHIN THE STATE OF DELAWARE WILL SERVE AS THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES***

PROPOSAL NO. THREE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. Deloitte also served as our independent registered public accounting firm for the fiscal years ended December 31, 2015, 2014 and 2013.
At the Annual Meeting, stockholders will be asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2016. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our board of directors submits the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2016 if our audit committee believes that such a change would be in the best interests of Rocket Fuel and its stockholders. A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte for the fiscal years ended December 31, 2015 and 2014.

Type of Fees	2015	2014
Audit Fees (1)	$1,407,809	$1,665,960
Audit-Related Fees (2)	—	265,604
Tax Fees (3)	66,927	109,136
All Other Fees (4)	324,962	1,855,615
Totals	$1,799,698	$3,896,315
_____________

(1)
"Audit Fees" consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements each year; review of our quarterly financial statements presented in our quarterly reports on Form 10-Q in each year; professional services rendered in connection with our Registration Statements on Form S-8 in 2015 and 2014 related to the registration of shares issuable pursuant to our equity incentive plans; and other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
"Audit-Related Fees" consist of fees for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements. There were no Audit-Related Fees recorded in 2015. In 2014, the amount represents services provided in connection with the filing of our Registration Statement on Form S-1 with the SEC for our 2014 follow-on offering, as well as the filing of our Registration Statement on Form S-3 with the SEC to register shares of common stock that we issued in our acquisition of X Plus Two Solutions in 2014.

(3)	"Tax Fees" consist of professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning.

(4)
"All Other Fees" consist primarily of professional services rendered in connection with business strategy projects in 2015 and consulting services rendered in connection with mergers and acquisitions due diligence and the integration of our acquisition of X Plus Two Solutions, Inc. in 2014.

Auditor Independence
In 2015, there were no other professional services provided by Deloitte that would have required the audit committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, in August 2013, our audit committee established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
In connection with the engagement of the independent registered public accounting firm for the next fiscal year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the audit committee for approval:

•
Audit Services. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to form an opinion on our consolidated financial statements. Audit services also include, as necessary, the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. Other audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

•
Audit-related services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor.

•	Tax Services. Tax services include services related to tax compliance, tax planning and tax advice.

•	All Other Services. All other services are those services not described in the other categories that are not prohibited by SEC rules.
The audit committee pre-approves particular services or categories of services on a case-by-case basis. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the audit committee, or as permitted, the audit committee chair, before the independent registered public accounting firm is engaged. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the audit committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the audit committee, or the audit committee chair. All fees paid to Deloitte for the fiscal years ended December 31, 2015 and 2014 were pre-approved by the audit committee in accordance with the process described in the policy above.
Vote Required
The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
***THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP***

REPORT OF THE AUDIT COMMITTEE
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any filing.
The audit committee has reviewed and discussed the company’s consolidated financial statements with management and Deloitte & Touche LLP, the company’s independent registered public accounting firm. The audit committee has discussed with Deloitte the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The audit committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on March 14, 2016.
Respectfully submitted by the members of the audit committee of the board of directors:

Ronald E. F. Codd (Chair)
Clark M. Kokich
John J. Lewis

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition
Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. In accordance with the terms of our amended and restated certificate of incorporation and bylaws, our board of directors is divided into three classes with staggered three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are John J. Lewis and Monte Zweben, and their terms will expire at the annual meeting to be held during 2017;

•	the Class II directors are William W. Ericson, Richard A. Frankel and Clark M. Kokich, and their terms will expire at the annual meeting of stockholders to be held during 2018;

•	the Class III directors are Susan L. Bostrom, Ronald E. F. Codd and E. Randolph Wootton III, and their terms will expire at the upcoming 2016 Annual Meeting.
Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
The board of directors met 21 times in 2015. During 2015, each board member attended at least 75% of the aggregate number of board meetings and meetings of standing committees of which he or she is or was a member 2015.
Director Independence
Our common stock is listed on the NASDAQ Global Select Market. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of NASDAQ, a director will only qualify as an ‘‘independent director’’ if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors periodically undertakes a review of the independence of each director and considers whether each director has a material relationship with us that could compromise such director’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of these reviews, our board of directors determined that Messrs. Codd, Ericson and Kokich and Ms. Bostrom were ‘‘independent directors’’ throughout 2015, as defined under the applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the listing requirements and rules of NASDAQ. In addition, John Gardner, who stepped down from the Board in January 2016, was an independent director throughout 2015. Mr. Zweben was an independent director from January 1, 2015 through March 22, 2015, but he was not independent for the remainder of 2015, when he served first as interim CEO and then as executive chairman. When he resigned as executive chairman on March 10, 2016, the Board determined that he was once again an independent director. Mr. Lewis, who joined the board in January 2016, is also an independent director. Thus, at least five of our eight directors were independent throughout 2015 and six of them have been independent since March 11, 2016.
Board Leadership Structure; Lead Independent Director
Throughout 2015, the chairman of our board was also an employee of the Company and thus, not an independent chairman. From February 2013 until November 2015, George H. John served both as chairman of the board and an employee of the Company. Mr. Zweben served as executive chairman of the board (an employee position) from November 2015 to March 2016.
Our board of directors believed that Dr. John's role as an employee board member positioned him well to lead critical discussions and, beginning on March 23, 2015, to support Mr. Zweben, as interim CEO, in executing our strategy and business plans. Similarly, the board believed that Mr. Zweben, having just served as interim CEO, was well-positioned to serve as executive chairman of the board to support Mr. Wootton in his new role as CEO.
Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when the chairman is not independent. Because Dr. John was not an independent chairman, our board of directors appointed Mr. Kokich to serve as our lead independent director. Mr. Kokich continued in that role while Mr. Zweben was executive chairman of the board. As lead independent director, Mr. Kokich presided over periodic meetings of our independent directors, served as a liaison between our chairman and the independent directors, worked with Dr. John and Mr. Zweben to establish board meeting agendas, raised issues with management on behalf of the independent directors when appropriate, oversaw the general functioning of the board and committees and performed such additional duties as our board of directors determined and delegated. When Mr. Zweben resigned as an employee and became our independent chairman of the board in March 2016, Mr. Kokich stepped down from his role as lead independent director.
Committees of the Board of Directors
The standing committees of our board of directors currently consist of an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and responsibilities described below. Members are appointed by the board and serve on these committees until their resignation or as otherwise determined by our board of directors. Each of the standing committees operates under a written charter adopted by the board of directors. The charters are available on the Investor Relations portion of our website at investor.rocketfuel.com.
Audit Committee. Messrs. Codd, Kokich and Lewis, each of whom is a non-employee member of our board of directors, currently comprise our audit committee. Mr. Codd is the chair of our audit committee. John Gardner was a member of the audit committee throughout 2015 and until he was replaced on the board by Mr. Lewis in January 2016. The audit committee met eight times during 2015. Our board of directors has determined that each of the members of our audit committee satisfied, during 2015, and continues to satisfy, the requirements for independence and financial literacy under the rules and regulations of NASDAQ and the SEC. Our board of directors has also determined that Mr. Codd qualifies as an ‘‘audit committee financial expert,’’ as defined in the SEC rules, and satisfies the NASDAQ financial sophistication requirements. The audit committee is responsible for, among other things:

•	appointing, overseeing, and if need be, terminating any independent auditor;

•	assessing the qualification, performance and independence of our independent auditor;

•	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;

•	reviewing our financial statements and related disclosures;

•	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;

•	reviewing our overall risk management framework;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;

•	reviewing and approving, as appropriate, related person transactions; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.
Compensation Committee. Ms. Bostrom and Messrs. Ericson and Zweben, each of whom is a non-employee member of our board of directors, currently comprise our compensation committee. Mr. Zweben has served on the committee only during periods of time that he was an independent director. He did not serve on the committee during his tenure as interim CEO or as executive chairman. He rejoined the committee on March 11, 2016, following his resignation as executive chairman. Ms. Bostrom is the chair of our compensation committee. The compensation committee met 10 times during 2015. Our board of directors has determined that each member of our currently composed compensation committee meets the requirements for independence under the rules of NASDAQ and the SEC. The majority of committee members (consisting of Ms. Bostrom and Mr. Ericson) are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee is responsible for, among other things:

•	reviewing the elements and amount of total compensation for all executive officers and other key employees;

•	formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the board;

•	recommending to the board for approval the elements and amount of total compensation for non-employee members of the board;

•	reviewing and approving any changes in the compensation for executive officers and key employees, other than our chief executive officer;

•	administering our equity compensation plans;

•	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation;

•	reviewing our compensation programs, policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on us; and

•	preparing the compensation committee report for our annual proxy statement when required by SEC rules.
Compensation Committee Interlocks and Insider Participation. During 2015, no member of the compensation committee was an officer of Rocket Fuel. No member of the compensation committee has or had any relationships requiring disclosure under Item 404 of Regulation S-K other than routine indemnification agreements with Rocket Fuel. (See "Certain Relationships and Related Party Transactions," below.) During 2015, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of Rocket Fuel or a member of our compensation committee.
Nominating and Governance Committee. Messrs. Codd, Ericson and Kokich, each of whom is a non-employee member of our board of directors, currently comprise our nominating and governance committee. Mr. Ericson is the chair of our nominating and governance committee. The nominating and governance committee met four times during 2015. Our board of directors has determined that each member of our nominating and governance committee meets the requirements for independence under the NASDAQ rules. The nominating and governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;

•	identifying, recruiting and nominating director candidates to the board if and when necessary;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing, and approving if appropriate, conflicts of interest of our directors and corporate officers, other than related person transactions, which are reviewed by the audit committee.
Board Member Nomination Process
The nominating and governance committee employs a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. The nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills and expertise that are complementary to those of the existing members of our board of directors, (iv) the ability to assist and support management and make significant contributions to the company’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our board of directors, and the commitment of time and energy necessary to diligently carry out those responsibilities.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and governance committee may also consider other factors that it may deem, from time to time, in our and our stockholders’ best interests. The nominating and governance committee may also take measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and governance committee, the board of directors, or management.
Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and governance committee may take into account the benefits of diverse viewpoints. After completing its review and evaluation of director candidates, the nominating and governance committee recommends to the full board of directors the director nominees for election. The nominating and governance committee also considers these and other factors as it oversees the annual board of directors' evaluation.
Stockholder Recommendations and Nominations of Candidates for Election to the Board of Directors
The nominating and governance committee will consider candidates for nomination to the board of directors recommended by any stockholder holding at least one percent (1%) of the fully diluted capitalization of Rocket Fuel for at least twelve months prior to the date that the recommendation is submitted. The committee will evaluate recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. A stockholder wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing, at the address indicated in the next paragraph. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and Rocket Fuel and evidence of the recommending stockholder’s ownership of our common stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors membership. Our nominating and governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
A stockholder of record can nominate a candidate directly for election to the board by complying with the procedures in Section 2.4 of our bylaws and the rules and regulations of the Securities and Exchange Commission. An eligible stockholder who wishes to submit a nomination should review the requirements in our bylaws for nominations by stockholders. Any nomination should be sent in writing to the company, addressed to the attention of the Corporate Secretary at Rocket Fuel Inc., 1900 Seaport Boulevard, Redwood City, CA 94063. Notice of nominations for the 2017 annual meeting of stockholders must be received by us no earlier than February 11, 2017 and no later than March 13, 2017. The notice must state the information required by Section 2.4 of our bylaws and otherwise comply with applicable federal and state law.
A copy of our bylaws may be obtained by accessing Rocket Fuel’s filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates.
Board’s Role in Risk Management Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks. We have designed and implemented processes to evaluate and manage risk in our operations. Management is responsible for the day-to-day management of the risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board must satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board meets with our chief executive officer and other members of the senior management team at regularly scheduled quarterly board meetings and in other meetings between the quarterly meetings, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance. The audit committee also discusses guidelines and policies with respect to risk assessment and risk management with management and the independent auditor. In addition, the audit committee reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies as well as in our leadership development and succession planning. Finally, the full board of directors reviews strategic and operational risk reported by the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with our board of directors or with an individual member of our board may do so by writing to our board of directors or to the particular member of our board, and mailing the correspondence to our General Counsel, Rocket Fuel Inc., 1900 Seaport Boulevard, Redwood City, CA 94063. Our General Counsel, or her designee in the legal department, will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the lead independent director.
Corporate Governance Guidelines; Code of Business Conduct and Ethics; Policy Regarding Hedging
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us.
In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Investor Relations portion of our website at investor.rocketfuel.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Our Insider Trading Policy prohibits our board members and executive officers from engaging in any hedging transactions with respect to our securities.

Non-Employee Director Compensation
The following table shows certain information for fiscal year 2015 with respect to the compensation of all of our non-employee directors for that year.

Director Compensation Table

Year Ended December 31, 2015
Name (1)	Fees earned or paid in cash	Stock Awards (2)	Option Awards (23	Total
Susan L. Bostrom (4)	$35,000	$74,998	$74,994	$184,992
Ronald E. F. Codd (5)	$43,000	$74,998	$74,994	$192,992
William Ericson (6)	$36,000	$74,998	$74,994	$185,992
John Gardner (7)	$32,500	$74,998	$74,994	$182,492
Clark Kokich (8)	$50,500	$74,998	$74,994	$200,492
___________________

(1)
Non-employee director John J. Lewis does not appear in the table because he did not join the board until January 2016. Non-employee director Monte Zweben does not appear in the table because, although he was a non-employee director for part of the year, he was a named executive officer for 2015 and all of his 2015 compensation is included in "Executive Compensation — Summary Compensation Table," below. Board member Richard Frankel does not appear in the table because he is an executive officer, other than a named executive officer, who did not receive any additional compensation for services provided as a director during 2015. See "Executive Compensation" for the compensation of our directors who were named executive officers during 2015.

(2)	The amount represents the aggregate grant date fair value of restricted stock units as computed in accordance with Financial Standards Board Accounting Standards Codification Topic 178.

(3)
This amount represents the aggregate grant date fair value of stock options as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 9 of the Notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2015 filed with the SEC on March 14, 2016.

(4)
As of December 31, 2015, Ms. Bostrom held (i) an option to purchase 85,000 shares of our common stock at an exercise price of $11.21 per share, which vests in sixteen equal installments over a period of four years with a vesting commencement date of February 6, 2013; (ii) a fully vested option to purchase 3,750 shares of our common stock with an exercise price of $29.00 per share; (iii) a fully vested option to purchase 6,000 shares of our common stock at an exercise price of $23.59 per share; (iv) an option to purchase 17,582 shares of our common stock with an exercise price of $8.47 per share, which will vest and become exercisable on the day prior to the 2016 Annual Meeting; and (v) 8,854 restricted stock units, which will vest and settle on the day prior to the 2016 Annual Meeting.

(5)
As of December 31, 2015, Mr. Codd held (i) a fully vested option to purchase 3,750 shares of our common stock with an exercise price of $29.00 per share; (ii) a fully vested option to purchase 6,000 shares of our common stock at an exercise price of $23.59 per share; (iii) an option to purchase 17,582 shares of our common stock with an exercise price of $8.47 per share, which will vest and become exercisable on the day prior to the 2016 Annual Meeting; and (iv) 8,854 restricted stock units, which will vest and settle on the day prior to the 2016 Annual Meeting.

(6)
As of December 31, 2015, Mr. Ericson held (i) a fully vested option to purchase 3,750 shares of our common stock with an exercise price of $29.00 per share; (ii) a fully vested option to purchase 6,000 shares of our common stock at an exercise price of $23.59 per share; (iii) an option to purchase 17,582 shares of our common stock with an exercise price of $8.47 per share, which will vest and become exercisable on the day prior to the 2016 Annual Meeting; and (iv) 8,854 restricted stock units, which will vest and settle on the day prior to the 2016 Annual Meeting.

(7)
As of December 31, 2015, Mr. Gardner held (i) a fully vested option to purchase 3,750 shares of our common stock with an exercise price of $29.00 per share; (ii) a fully vested option to purchase 6,000 shares of our common stock at an exercise price of $23.59 per share; (iii) an option to purchase 17,582 shares of our common stock with an exercise price of $8.47 per share, which was to vest and become exercisable on the day prior to the 2016 Annual Meeting; and (iv) 8,854 restricted stock units, which were to vest and settle on the day prior to the 2016 Annual Meeting. Mr. Gardner resigned from the Board on January 19, 2016 and all of his outstanding awards terminated on April 19, 2016.

(8)
As of December 31, 2015, Mr. Kokich held (i) a fully vested option to purchase 3,750 shares of our common stock with an exercise price of $29.00 per share; (ii) a fully vested option to purchase 6,000 shares of our common stock at an exercise price of $23.59 per share; (iii) an option to purchase 17,582 shares of our common stock with an exercise price of $8.47 per share, which will vest and become exercisable on the day prior to the 2016 Annual Meeting; and (iv) 8,854 restricted stock units, which will vest and settle on the day prior to the 2016 Annual Meeting.

Outside Director Compensation Policy
In August 2013, the board of directors, upon the recommendation of our compensation committee, adopted a policy for the compensation of our non-employee directors (the "Outside Directors"), effective as of September 19, 2013. The Outside Director Compensation Policy (the "Policy") was amended on December 22, 2015 and again on March 10, 2016. The December 22, 2015 amendment changed the amount and type of equity compensation, as described below in "Equity Compensation." The March 10, 2016 amendment added an annual retainer for any outside director serving as chairman, as described below under "Cash
Compensation." In developing its recommendations for the policy and amendments, the compensation committee used the services of compensation consulting firm Radford, which is part of Aon Hewitt, a business unit of Aon plc ("Radford"). Outside Directors receive compensation in the form of equity granted under the terms of our 2013 Equity Incentive Plan, or the 2013 Plan, and cash compensation, as described below.
Equity Compensation
Initial awards. Each person who first became an Outside Director after September 19, 2013 but before December 22, 2015 received (i) an option to purchase shares having a grant date fair value equal to $100,000 (the "Initial Option"), and (ii) restricted stock units with a grant date fair value equal to $100,000 (the "Initial RSU Award"). These awards were granted on the date of the first meeting of our board of directors or compensation committee occurring on or after the date on which the individual first became an Outside Director. The shares underlying the Initial Option and Initial RSU Award were scheduled to vest and, if applicable, become exercisable, as to one-third of the shares subject to such award on each anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changed from an employee director to an Outside Director, he or she would not receive an Initial Option or Initial RSU Award.
Beginning on December 22, 2015, the value of each Initial Option to be granted on or after that date was reduced to $75,000 (subject to pro-ration as described in the next sentence) and the Initial RSU Award was eliminated. The value of the Initial Option is to be pro-rated based on the number of months remaining between the new Outside Director's appointment or election to the board and the anticipated time of the Company's next annual meeting of stockholders.
Annual awards. After September 19, 2013 but before December 22, 2015, on the date of each annual meeting of our stockholders, each Outside Director who had served on our board of directors for at least the preceding six months was granted (i) an option to purchase shares having a grant date fair value equal to $75,000 (the "Annual Option"), and (ii) restricted stock units with a grant date fair value equal to $75,000 (the "Annual RSU Award"). All of the shares underlying the Annual Option and Annual RSU Award were scheduled to vest and, if applicable, become exercisable upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from grant, subject to continued service as a director through the applicable vesting date.
Beginning on December 22, 2015, the Annual RSU Award was eliminated. Also, the condition that an Outside Director was required to have served on the board for at least the six months preceding the annual meeting date in order the receive the Annual Option was eliminated.
The exercise price per share of each stock option granted under the Policy will be the fair market value of a share of our common stock, as determined in accordance with our 2013 Plan, on the date of the option grant. With respect to the Initial Options and Annual Options, the grant date fair value is computed in accordance with the Black-Scholes option valuation methodology or such other methodology our board of directors or compensation committee may determine. With respect to the Initial RSU Awards and Annual RSU Awards, the grant date fair value was computed based on the fair market value, as determined in accordance with our 2013 Plan, of the shares subject to the applicable award on the date of grant.
Cash Compensation
Each Outside Director receives an annual retainer (the "Annual Fee") of $25,000 (the "Annual Fee") for serving on our board of directors. Any Outside Director serving as lead independent director is entitled to an additional annual retainer of $15,000. Beginning on March 10, 2016, any Outside Director serving as chairperson is entitled to an additional annual retainer of $50,000.
The chairperson and members of the three standing committees of our board of directors are entitled to the following annual cash retainers in addition to the Annual Fee and other annual retainers described above:

Board Committee	Chairperson Fee	Non-Chair Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$6,000	$3,000

All cash retainers are paid in quarterly installments to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than 30 days following the end of the preceding fiscal quarter. An Outside Director who has served in the relevant capacity for only a portion of the immediately preceding fiscal quarter will receive a prorated payment of the quarterly payment of the applicable annual retainers.

EXECUTIVE OFFICERS
Executive Officers as of March 31, 2016
The following table provides information regarding our executive officers as of March 31, 2016. Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
E. Randolph Wootton III	48	Chief Executive Officer and Director
Rex S. Jackson	56	Chief Financial Officer
Richard A. Frankel	52	Executive Vice President and Director
JoAnn C. Covington	48	Senior Vice President, General Counsel, Corporate Secretary and Chief Privacy Officer
E. Randolph Wootton III

Mr. Wootton has served as our chief executive officer since November 2015, after having joined Rocket Fuel as chief revenue officer in March 2015. Prior to joining Rocket Fuel, Mr. Wootton served as vice president of customer success for products at salesforce.com from July 2012 to March 2015. He served as senior vice president at AdReady, a division of CPXi, from January 2011 to July 2012. Prior to AdReady, Mr. Wootton spent seven years at Microsoft (from 2004 through 2010) in various senior level and general management roles. Mr. Wootton holds a B.S. degree from the U.S. Naval Academy, an M.A. degree in the Liberal Arts from St. John’s College, and an M.B.A. degree from Harvard Business School.

Rex S. Jackson

Mr. Jackson joined the Company as chief financial officer in March 2016. Before joining the Company, Mr. Jackson was executive vice president and chief financial officer at JDS Uniphase Corporation, a provider of communications test and measurement solutions and optical components to the telecommunications industry, from January 2013 to September 2015, after having served as chief financial officer on an interim basis from September 2012 to January 2013. Previously, he was senior vice president, business services at JDS Uniphase from January 2011 to September 2012. Before joining JDS Uniphase, Mr. Jackson was executive vice president and chief financial officer at Symyx Technologies, Inc., a provider of software, content and services in the life sciences, chemicals, energy and consumer products industries, from October 2007 to July 2010, after having served as interim chief financial officer from May to October 2007 and as general counsel from March 2007 to August 2008. Prior to joining Symyx, Mr. Jackson served in a series of legal and business leadership roles, primarily with technology companies. Mr. Jackson holds a B.A. degree in Political Science from Duke University and a J.D. degree from Stanford University Law School.

Richard A. Frankel

Mr. Frankel has been executive vice president of Rocket Fuel since October 2015. He served as our president from May 2008 to October 2015 and as our chief financial officer from March 2008 to February 2009. In addition, he has served as a member of our board of directors since March 2008. Prior to co-founding Rocket Fuel, Mr. Frankel served as senior director, product marketing at Yahoo! from November 2002 to January 2008, and as a general manager at DoubleClick Inc., an Internet advertising solutions company, from July 1999 to October 2002. From March 1996 to July 1999, Mr. Frankel served as director, customer service at NetGravity Inc., an online marketing management company. Mr. Frankel holds a B.S.E. degree in Mechanical & Aerospace Engineering from Princeton University and an M.A. degree in Classics from San Francisco State University.

JoAnn C. Covington
Ms. Covington has served as our Senior Vice President, General Counsel, and Corporate Secretary since March 2015, prior to which she served as Vice President, General Counsel and Corporate Secretary from July 2012. In addition, she has served as our Chief Privacy Officer since December 2012. Prior to joining Rocket Fuel, Ms. Covington was with Electronic Arts Inc., an interactive entertainment software company, from October 1998 until July 2012, where she held various senior roles, most recently as Division Counsel. Ms. Covington holds a B.A. degree in Government, summa cum laude, from Clark University and a J.D. degree, magna cum laude, from Harvard Law School.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
The compensation committee of the board is responsible for the executive compensation programs for our named executive officers and reports to our board of directors on its discussions, decisions, recommendations and other actions. Typically the individual serving as our chief executive officer ("CEO") makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the named executive officers that report to him; however, he does not make recommendations as to his own compensation. Our CEO makes recommendations to our compensation committee regarding short-term and long-term compensation for the named executive officers, himself excluded, and each named executive officer's performance, including levels of achievement against individual objectives. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each named executive officer other than the CEO, as well as each individual compensation component. The compensation committee makes recommendations to the board of directors regarding compensation for the CEO. The independent members of the board make the final decisions regarding executive compensation for our CEO. Also during 2015, the compensation recommendations for the individual who served as executive chairman for part of the year were made by the compensation committee rather than the CEO, and compensation decisions for the executive chairman were made by the independent board of directors rather than the compensation committee.
The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In May 2013, the compensation committee retained Radford, which is part of Aon Hewitt, a business unit of Aon plc ("Radford"), a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of the compensation committee. The compensation committee has engaged Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair. The compensation committee periodically, and at least annually, considers and assesses Radford’s independence, including whether Radford has any potential conflicts of interest with our company or members of the compensation committee, as set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The most recent review was conducted in April 2016. Based on that review, the committee concluded that it is not aware of any conflict of interest that has been raised by work performed by Radford or the individual consultants employed by Radford that perform services for the committee.

Summary Compensation Table
The table below provides information regarding the compensation of certain executive officers during 2015 and 2014. As an emerging growth company, we have elected to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as that term is defined in the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These rules require compensation disclosure for (i) each individual who served as our principal executive officer ("PEO") during 2015; (ii) the two most highly compensated executive officers other than a PEO who were serving as executive officers at the end of 2015; and (iii) up to two individuals for whom disclosure would have been required pursuant to (ii) but for the fact that the individual was not serving as an executive office at the end of 2015. Throughout this proxy statement, these officers are referred to as our 2015 "named executive officers" or "NEOs."
During 2015, three individuals served as our PEO. George H. John, a co-founder of the Company, served as CEO from May 2008 to March 2015. In March 2015, Dr. John resigned as CEO, but remained an employee of the Company, working with our larger customers and prospective customers, and assisting Monte Zweben, a member of our board of directors, who stepped in as interim CEO to replace Dr. John while the board conducted a search for a permanent CEO. Dr. John continued working for the Company until November 2015, when he resigned both from the board of directors and from employment. The summary compensation table below reflects Dr. John’s compensation through November 2015 and the severance payments that he was entitled to pursuant to a separation agreement between Dr. John and the Company. Mr. Zweben served as our interim CEO until November 2015, when the board concluded its search for a permanent CEO and appointed E. Randolph Wootton III to that position. Mr. Zweben continued to serve as an employee of the Company for the remainder of 2015 and through March 10, 2016, in the role of executive chairman, to provide a smooth transition and assist Mr. Wootton in his new role. The table below reflects Mr. Zweben’s 2015 compensation for both the interim CEO and the executive chairman roles. Mr. Wootton served as our Chief Revenue Officer ("CRO") from March 2015 until his promotion to CEO, and the table below reflects his 2015compensation for both positions even though the CRO position was not an executive officer position at the time Mr. Wootton occupied that role.
Our two most highly compensated non-PEO officers who were serving as executive officers at the end of 2015 were our senior vice president of research and development, Manu Thapar and our senior vice president and general manager of EMEA, Dominic Trigg. Mr. Thapar left the Company in April 2016, and Mr. Trigg left the Company in March 2016. Mr. Trigg continues to serve the Company as an advisor. We also had one individual, David Sankaran, for whom disclosure would have been required as one of our two most highly compensated non-PEO officers but for the fact that he was not serving as an executive officer at the end of 2015. Mr. Sankaran, who became our Chief Financial Officer in December 2014, resigned from that position in November 2015.
In accordance with SEC rules, the following table includes 2015 compensation for all of our 2015 NEOs. However, 2014 compensation is provided only for the two individuals — Dr. John and Mr. Sankaran — who were also named executive officers in 2014.

Named Executive Officer Compensation for 2015 and 2014
Name and Position(s) During 2015	Year	Salary ($)	Bonus ($)	Stock Awards ($)(7)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)	All Other Compen-sation ($)	Total ($)
E. Randolph Wootton III (1) Chief Executive Officer Chief Revenue Officer	2015	277,773	158,889	493,563	262,196	76,644	—	1,269,065
Monte Zweben (2) Executive Chairman Interim Chief Executive Officer	2015	236,740	315,000	198,336	442,542	198,624	6,750	1,397,992
George H. John (3) Founder and Chairman Chief Executive Officer	2015	314,720		—	—	115,320	191,850	621,890
	2014	376,590		562,760	3,940,852	—	—	4,880,202
Manu Thapar (4) Senior Vice President, Research and Development	2015	350,000	37,500	338,800	134,055	159,134	—	1,019,489
Dominic Trigg (5) Senior Vice President and General Manager, EMEA	2015	314,260		338,800	134,055	151,053	—	938,168
David M. Sankaran (6) Chief Financial Officer	2015	298,256		338,800	134,055	109,494	322,631	1,203,236
	2014	9,846		722,400	809,306	—	15,664	1,557,216
________________________

(1)
Mr. Wootton joined the Company in March 7, 2015 as CRO and was promoted to CEO on November 2, 2015, a position in which he continues to serve. Bonus consists of $158,889 in commissions that were guaranteed pursuant to his CRO Offer Letter. This agreement is defined and described below under "NEO Employment Agreements and Arrangements — Wootton CRO and CEO Offer Letters." Non-Equity Incentive Plan Compensation consists of non-guaranteed commissions in the amount of $22,894 that Mr. Wootton earned as CRO under the terms of his CRO Offer Letter, plus $53,750 that he earned in 2015 for services as CEO under the Company's Executive Incentive Compensation Plan (the "Umbrella Bonus Plan"). The equity awards granted to Mr. Wootton in 2015 were for his services as CRO under the terms of his CRO Offer Letter. He received addition equity awards in connection with his appointment as CEO. However, those grants were approved in January 2016 and therefore are not included in the table.

(2)
Mr. Zweben has served on the Company's board of directors since March 2010. He joined the Company as an employee, in the role of interim CEO, on March 23, 2015 and served in that role until November 2, 2015, the date on which Mr. Wootton was appointed CEO. From November 2, 2015 through March 10, 2016, Mr. Zweben served as executive chairman of the board. Bonus consists of (i) $200,000 paid to him in lieu of a contemplated fully-vested RSU award that he would otherwise have been granted due to his serving as interim CEO for eight months rather than the originally anticipated four months; and (ii) a $115,000 bonus he earned under the Umbrella Bonus Plan that was in excess of the bonus of up to $85,000 that he was eligible to earn under his Interim CEO Offer Letter ("ICEO Offer Letter"), and which is included in the Non-Equity Incentive Plan Compensation column, as discussed below. This agreement is defined and described below under "NEO Employment Agreements and Arrangements — Zweben ICEO Offer Letter and Executive Chairman Compensation Arrangements." Non-Equity Incentive Plan Compensation consists of aggregate payments earned for 2015 services as Interim CEO under the Umbrella Bonus Plan, including the $85,000 bonus that he earned under the ICEO Offer Letter (see below under "2015 Additional Bonuses for Interim CEO"). As part of Mr. Zweben's compensation in his role as interim CEO, he was granted (i) an option to purchase 42,211 shares of our common stock on April 28, 2015 at an exercise price of $8.75 per share, which vested and became exercisable on the day E. Randolph Wootton III was named CEO on November 2, 2015; (ii) 22,667 restricted stock units on April 28, 2015, which vested on the day E. Randolph Wootton III was named CEO on November 2, 2015; and (iii) a fully vested option to purchase 87,000 shares of our common stock on November 3, 2015 at an exercise price of $5.11 per share. All Other Compensation consists of $6,750 in director fees that he earned during the first quarter of 2015 under the Company's Outside Director Compensation Policy for the portion of the quarter during which he served as an outside director.

(3)
Dr. John, a co-founder of the Company, served as CEO and chairman of the board throughout 2014. During 2015, he served as CEO until March 23, 2015. Following his service as CEO, Dr. John remained an employee of the Company until November 2015, at which time he resigned from employment and from the board of directors. Non-Equity Incentive Plan Compensation for 2015 consists of payments he earned as an executive for the first half of 2015 under the Umbrella Bonus Plan, based solely upon Company achievement of objective metrics. All Other Compensation for 2015 consists of $177,500 he received in recognition of his services to the Company throughout the process of searching for a permanent CEO, and $14,350 as a severance payment. Both payments were made pursuant to the John Separation Agreement. This agreement is defined and described below under "NEO Employment Agreements and Arrangements — John Compensation Arrangements and Separation Agreement."

(4)
Mr. Thapar joined the Company as Senior Vice President of Research and Development in November 2014 and served in that position throughout 2015. He left the Company in March 2016. Bonus consists of a signing bonus made pursuant to the Thapar Offer Letter This agreement is defined and described below under "NEO Employment Agreements and Arrangements — Thapar Offer Letter and Separation Agreement." The payment was conditioned on Mr. Thapar remaining with the Company through November 15, 2015. Non-Equity Incentive Compensation for 2015 consists of aggregate payments earned during 2015 under the Umbrella Bonus Plan.

(5)
Mr. Trigg served as Senior Vice President and General Manager, EMEA throughout 2015. He left the Company in March 2016 but continues to serve as an advisor to the Company. Non-Equity Incentive Plan Compensation consists of commissions in the amount of $73,034 that he earned with respect to sales targets for EMEA, plus payments in the aggregate amount of $78,019 that he earned for 2015 services under the Umbrella Bonus Plan. Mr. Trigg was compensated in Great British pounds (Sterling) ("GBP"). All amounts in the table were translated into US dollars at the exchange rate in effect on December 31, 2015 on www.oanda.com, which was $1.48236 per GBP.

(6)
Mr. Sankaran joined the Company in December 2014 as Chief Financial Officer ("CFO") and departed in November 2015. Non-Equity Incentive Plan Compensation for 2015 consists of a payment he earned under the Umbrella Bonus Plan for the first half of 2015. All Other Compensation in 2015 consists of $241,381 in relocation assistance and related payments made to him or to third parties on his behalf pursuant to the Sankaran Offer Letter and the Sankaran Letter Agreement, and a severance payment in the amount of $81,250 made pursuant to the Sankaran Separation Agreement. These agreements are defined and described below under "NEO Employment Agreements and Arrangements — Sankaran Offer Letter, Letter Agreement and Separation Agreement." All Other Compensation in 2014 consists of relocation assistance payments that were made pursuant to the Sankaran Offer Letter.

(7)
Amounts represent the aggregate grant date fair value of restricted stock units ("RSUs") and stock options to purchase shares of common stock of the Company ("Common Stock"), as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the options column are set forth in Note 9 of the Notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2015 filed with the SEC. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

2015 Non-Equity Incentive Plan Compensation and Certain Bonus Arrangements
In August 2013, the Executive Incentive Compensation Plan (the "Umbrella Bonus Plan") was adopted by our board of directors. The Umbrella Bonus Plan allows our compensation committee to provide incentive cash awards to selected employees, including our NEOs, subject to their continued employment through the payment date. For 2015, all NEOs participating in the Umbrella Bonus Plan had the opportunity to earn semi-annual bonus amounts based on levels of achievement of Company financial goals and individual performance goals. In addition, Mr. Zweben was eligible for, and received, a one-time discretionary bonus under the Umbrella Bonus Plan based on the board of directors’ assessment of his performance during his tenure as interim CEO. For all bonuses under the Umbrella Bonus Plan, the participant was required to remain an employee through the applicable payment date to be eligible to receive a bonus payment. Under the terms of the Umbrella Bonus Plan, our compensation committee (or our board of directors with respect to Messrs. Wootton and Zweben and Dr. John) had the authority, in its sole discretion, to increase, reduce or eliminate any participant’s actual award. Mr. Wootton, during the time he served as chief revenue officer, and Mr. Trigg earned incentive compensation amounts outside of the Umbrella Bonus Plan in the form of commissions based on sales targets for their geographic areas.
Umbrella Bonus Plan: First Half of 2015. For the first half of 2015 ("1H"), the compensation committee approved a bonus plan under the Umbrella Bonus Plan (the "1H Bonus Plan") for NEOs other than Mr. Zweben, Dr. John and Mr. Wootton. Upon the compensation committee’s recommendation, the board of directors approved the 1H Bonus Plan with respect to Mr. Zweben and Dr. John. Mr. Wootton, who was then serving as our chief revenue officer, did not participate in the 1H Bonus Plan. Instead, Mr. Wootton was eligible to earn incentive amounts under a commission arrangement, as described below.
The compensation committee determined that funding of the 1H Bonus Plan would be based on achievement of two equally weighted IH financial metrics consisting of specified levels of non-GAAP net revenue ("net revenue") and non-GAAP controllable cash flow (which consists of non-GAAP adjusted EBITDA ("adjusted EBITDA") minus capital expenditures, capitalized software and cash payments for interest and taxes) ("controllable cash flow"). The board of directors made the same funding determination with respect to Mr. Zweben and Dr. John. The 1H Bonus Plan would not be funded unless both financial metrics were achieved at or above threshold levels. If threshold performance was achieved or exceeded, the 1H Bonus Plan could be funded from 50% of target bonus levels to a maximum of 200%, depending on levels of performance achievement. The 1H net revenue metric was achieved at 116% of target levels, and the 1H controllable cash flow metric was achieved at 115% of target levels, resulting in funding of the 1H Bonus Plan at 115.5% of target levels for the component of individual bonuses related to the financial metrics and the individual performance goal component.
Each participating NEO’s 1H bonus was based on achievement of the financial metrics described above and, except for Mr. Zweben, individual performance goals. Mr. Zweben's 1H bonus was based solely on achievement of the financial metrics. Actual 1H bonus amounts were paid to such NEOs as follows:

1H Bonus Plan
	1H Target Awards Percentage of 1H Base Salary (%)	Weighting between Financial Metrics and Individual Performance Goals (1)	1H Actual Awards ($)	1H Actual Awards Percentage of 1H Target (%)
Monte Zweben (2)	100	100% financial metrics	85,499	115.5
George H. John	75	75% financial metrics 25% individual performance goals (related to performance as CEO; not achieved)	115,320	87
Manu Thapar	60	75% financial metrics 25% individual performance goals (related to leadership, driving engineering agenda, and communication related to strategy; achieved at 95%)	119,759	114
Dominic Trigg (3)	70 (4)	30% financial metrics 20% individual performance goals (related to integration and peer engagement; achieved at 95%)	62,249	101
David Sankaran	60	75% financial metrics 25% individual performance goals (related to stabilizing the Company financially and building internal relationships; achieved at 95%)	109,494	114

(1)	The financial metrics were achieved at 115.5% of target levels.

(2)
Mr. Zweben’s bonus amount for 1H was based on a percentage of his monthly base salary and the number of months he was employed by us during 1H, resulting in an actual bonus that was pro-rated for his time served as interim CEO during 1H.

(3)
Mr. Trigg’s 1H bonus was paid to him in GBP. The amount shown for Mr. Trigg represents the approximate U.S. dollar equivalent of his actual bonus for 1H of £41,993, based on the exchange rate of $1.48236 per GBP in effect on December 31, 2015, as indicated at www.oanda.com.

(4)
Mr. Trigg’s total target bonus for 1H was 70% of his 1H base salary. 50% of this target (35% of 1H base salary) was under the 1H Bonus Plan, and the remaining 50% (35% of 1H base salary) was for commissions outside of the Umbrella Bonus Plan, which are discussed below.

Umbrella Bonus Plan: Second Half of 2015. For the second half of 2015 ("2H"), the compensation committee approved a bonus plan under the Umbrella Bonus Plan (the "2H Bonus Plan") for NEOs other than Mr. Zweben, Dr. John and Mr. Wootton. Upon the compensation committee’s recommendation, the board of directors approved the 2H Bonus Plan with respect to Mr. Zweben and Dr. John. Mr. Wootton did not participate in the Umbrella Bonus Plan until he became CEO on November 2, 2015. In connection with his promotion, the board of directors approved his participation for the remainder of 2015. Prior to his participation in the 2H Bonus Plan, Mr. Wootton was eligible to earn incentive amounts under a commission arrangement, as described below, during the period he served as our chief revenue officer.
Initially, funding for the 2H Bonus Plan was based on achievement of 2H of specified levels of net revenue and controllable cash flow, in the same manner as the 1H Bonus Plan. However, in the third quarter of 2015, the compensation committee determined that the 2H net revenue and controllable cash flow metrics would not be achievable based on then-current forecasts. The compensation committee believed that basing funding and payment of 2H bonuses on measures that were achievable with effort was important for retention purposes. Therefore the compensation committee, and the board with respect to Mr. Zweben, Dr. John and, once he became CEO, Mr. Wootton, determined to instead apply alternate funding mechanisms. As a result, in October 2015, the 2H performance metrics were eliminated, any funding of the 2H Bonus Plan related to the third quarter of 2015 ("Q3") was eliminated, and metrics related to the fourth quarter of 2015 ("Q4") and full fiscal year performance and other parameters, as described below, were established. As a result of the elimination of funding for any Q3 bonuses, NEO target bonus amounts were revised to relate only to the applicable NEO’s base salary for Q4, rather than for the entirety of 2H. 75% of the 2H Bonus Plan relating to Q4 (the "Q4 Stub Bonus Pool") would be funded based on achievement of Company financial metrics related to Q4 and the full fiscal year (the "Q4 financial portion"). These metrics included positive full year adjusted EBITDA, which required meeting a specified level of Q4 adjusted EBITDA and specified levels of Q4 net revenue, equally weighted. The Q4 financial portion (which represented 75% of each NEO's target bonus) would not be funded unless both financial metrics were achieved or exceeded. The remaining 25% of the Q4 Stub Bonus Pool would be funded at the discretion of the compensation committee, based on the CEO's recommendations after his assessment of the participating executives' individual performances and based on the compensation committee's assessment of the CEO's performance as recommended to the board. The Q4 financial portion was funded at 100%. The compensation committee decided that it would not fund the discretionary portion, and recommended to the board that the discretionary portion of the bonus not be paid to Mr. Wootton or Mr. Zweben. As a result, no NEO bonuses related to an NEO's individual performance goals (representing 25% of each NEO's target bonus) were paid for Q4, or any other portion of 2H.
Each participating NEO's 2H bonus related to Q4 was based on achievement of the Q4 financial metrics described above and no 2H bonuses under the Umbrella Bonus Plan were paid with respect to Q3. Actual 2H bonus amounts related to Q4 were paid to the NEOs as follows:

2H Bonus Plan
	2H Target Awards Percentage of Q4 Base Salary (%)	Weighting between Financial Metrics and Individual Performance Goals (1)	2H Actual Awards ($)(2)	2H Actual Awards Percentage of Q4 Target Awards (%)
Randy Wootton (3)	100	75% financial metrics 25% individual performance goals	53,750	75
Monte Zweben (4)	100	75% financial metrics 25% individual performance goals (5)	28,125	75
George H. John (6)	75	75% financial metrics 25% individual performance goals	0	0
Manu Thapar	60	75% financial metrics 25% individual performance goals	39,375	75
Dominic Trigg (7)	70 (8)	30% financial metrics 20% individual performance goals	15,770	60
David Sankaran (9)	60	75% financial metrics 25% individual performance goals	0	0
_______________

(1)	The financial metrics were achieved at 100% of target levels.

(2)	All awards paid under the 2H Bonus Plan related to achievement of the financial metrics for Q4. No bonus amounts were paid based on individual performance goals.

(3)	Mr. Wootton’s Q4 bonus was pro-rated for November and December, to reflect the period in 2H during which he served as CEO.

(4)
Mr. Zweben’s Q4 bonus was pro-rated for the portion of Q4 that he was employed by us as our Interim CEO. Mr. Zweben was not eligible to receive a bonus under the Umbrella Bonus Plan for the time he served as executive chairman during Q4.

(5)	Under the 2H Bonus Plan as initially approved, the weighting for Mr. Zweben was 100% financial metrics.

(6)	Dr. John was not entitled to receive any amounts under the 2H Bonus Plan due to termination of his employment prior to the payment date.

(7)
Mr. Trigg’s Q4 bonus was paid to him in GBP. The amount shown for Mr. Trigg represents the approximate U.S. dollar equivalent of his actual bonus for Q4 of £10,947, based on the exchange rate of $1.48236 per GBP in effect on December 31, 2015, as indicated at wwww.oanda.com.

(8)
Under the 2H Bonus plan as initially approved, Mr. Trigg’s total target bonus for 2H was 70% of his base salary, with 50% of this target (35% of his 2H base salary) under the 2H Bonus Plan, and the remaining 50% (35% of his 2H base salary) as commissions outside of the Umbrella Bonus Plan, which are discussed below. As revised, the portion of Mr. Trigg’s target bonus under the Umbrella Bonus Plan was based on 35% of his Q4 base salary, with 30% of the target bonus to be funded based on the Q4 financial portion, and 20% tied to individual performance goals.

(9)	Mr. Sankaran was not entitled to receive any amounts under the 2H Bonus Plan due to termination of his employment prior to the payment date.
2015 Additional Bonuses for Interim CEO. The offer letter between Mr. Zweben, our then-interim CEO, and the Company, entered into in March 2015, made Mr. Zweben eligible for a discretionary cash bonus under the Umbrella Bonus Plan of up to $85,000 based on the board of directors’ assessment of his performance during his tenure as Interim CEO. This bonus was in addition to the bonuses under the 1H Bonus Plan and the 2H Bonus Plan described above. In April 2015, the compensation committee recommended, and the board of directors approved, performance objectives for the interim CEO related to the Company’s financial stability, customer retention, marketing communications, staff management, operation improvements, and talent acquisition. On November 4, 2015, in recognition of the fact that Mr. Zweben served as interim CEO for eight months rather than the anticipated four months, the board of directors approved a one-time bonus to Mr. Zweben under the Umbrella Bonus Plan of $200,000, instead of the anticipated $85,000 bonus, On November 4, 2015, the board of directors also approved an additional bonus of $200,000 in lieu of a contemplated fully-vested RSU award for Mr. Zweben's service.
Commissions. Pursuant to the terms of his CRO Offer Letter (which is defined and described below under "NEO Employment Agreements and Arrangements — Wootton CRO and CEO Offer Letters"), Mr. Wootton was eligible to earn commissions targeted at 84.62% of his annual base salary based on sales targets for North America, payable quarterly. The CRO Offer Letter provided that the Company would pay Mr. Wootton 100% of the quarterly target commission of $68,750 for each of the first two full quarters following his start date, and a pro rata amount of the quarterly target commission for the quarter in which his start date fell. For Mr. Trigg, 50% of his total target bonus for each half of 2015 was based on his achievement against sales target metrics for EMEA.

NEO Employment Agreements and Arrangements
Wootton CRO and CEO Offer Letters
Mr. Wootton joined the Company as CRO on March 7, 2015 and was promoted to CEO on November 2, 2015. On January 23, 2015, we entered into employment offer letter with Mr. Wootton (the "CRO Offer Letter"). The CRO Offer Letter had no specified term, and Mr. Wootton's employment with us is on an at-will basis. Under the terms of the CRO Offer Letter, Mr. Wootton's initial base salary as CRO was $325,000. He was eligible for commissions of up to 84.62% of his base salary based on sales targets set by the Company, payable quarterly (the "Sales Commissions"). His Sales Commissions were guaranteed at 100% by the Company for his first full two quarters following his start date ($68,750 per quarter) and for a pro-rata portion of the quarter in which his start date fell. The compensation committee felt that this structure was an appropriate way to encourage Mr. Wootton to join the Company, to provide time for him to ramp up, and to ensure that his focus was on evaluating our go-to-market strategy and on driving the Company's longer-term revenue growth, while not impacting his near-term compensation. The CRO Offer Letter provided that the Company would recommend to the compensation committee that he be awarded grants of 28,750 RSUs and options to purchase 37,500 shares of Common Stock. Both of these awards are reflected in the Summary Compensation Table, above.
The CRO Offer Letter provided for certain change in control severance benefits; however, those benefits were superseded by the terms of a Management Retention Agreement entered into between the Company and Mr. Wootton on April 8, 2015. See "Management Retention Agreements," below, for a description of the terms of that agreement.
In connection with Mr. Wootton's November 2, 2015 promotion to CEO, on November 1, 2015, we entered into another at-will employment offer letter with Mr. Wootton (the "CEO Offer Letter"), which superseded his CRO Offer Letter. Under the terms of the CEO Offer Letter, Mr. Wootton is being paid an annual base salary of $430,000 and is eligible for a bonus of 100% of his base salary under the Company’s Umbrella Bonus Plan, subject to continued service through the date any bonus is earned pursuant to the terms of the Umbrella Bonus Plan. The CEO Offer Letter provided that Mr. Wootton would be eligible to participate in the Umbrella Bonus Plan on a pro-rated basis for the second half of the 2015 fiscal year, subject to his continued employment through the bonus payment date. The CEO Offer Letter provided that he would be recommended for the grant of 250,000 RSUs and options to purchase 500,000 shares of Common Stock, with each vesting over our typical four-year vesting schedule for the applicable type of award, subject to continued service through each vesting date. These awards are not reflected in the Summary Compensation Table above or the Outstanding Equity Awards at Fiscal Year-End table below because they were not approved by the board of directors until January 1, 2016.
Zweben ICEO Offer Letter and Executive Chairman Compensation Arrangements
Mr. Zweben was appointed interim CEO on March 23, 2015. His interim CEO offer letter (the "ICEO Offer Letter") reflected the following compensation arrangements: Mr. Zweben was to work on a part-time basis, with 60% of his time during business hours devoted to Rocket Fuel. He was to receive a monthly base salary of $22,500 and his tenure was expected to be limited to approximately four months as we moved expeditiously to hire a permanent CEO. Mr. Zweben was eligible for a cash bonus of 100% of his base salary amount for the period of his employment as interim CEO pursuant to the terms of the Umbrella Bonus Plan, subject to continued service through the date the bonus was earned. In addition, he was eligible for a discretionary, one-time cash bonus of up to $85,000 pursuant to the Umbrella Bonus Plan based on the Board's assessment of his performance during his tenure. The ICEO Offer Letter provided that he be recommended for the grant of 22,667 RSUs and options to purchase 42,211 shares of Common Stock, both of which were to vest in full upon the first day of the permanent CEO's employment, provided that Mr. Zweben remained a service provider to Rocket Fuel through that date. Both of these awards are reflected in the Summary Compensation Table, above.
On April 8, 2015, Mr. Zweben entered into a Management Retention Agreement with the Company. See "Management Retention Agreements," below, for a description of the terms of that agreement. As discussed below, there are no longer any benefits that could become due to Mr. Zweben under his Management Retention Agreement.
On August 7, 2015, the board of directors approved an increase in Mr. Zweben's monthly salary to $37,500, effective August 1, 2015, to reflect Mr. Zweben's change from part-time to full-time status.

Mr. Zweben served as interim CEO until November 2, 2015, when Mr. Wootton was appointed as CEO. In recognition of the fact that Mr. Zweben served as interim CEO for eight months rather than the anticipated four months, on November 3, 2015, the board of directors approved (i) the grant to Mr. Zweben of a fully vested option to purchase 87,000 shares of Common Stock, (ii) the payment of a bonus of $200,000 in lieu of a contemplated fully vested RSU award he would otherwise have been granted for serving as interim CEO for eight months rather than the anticipated four months, and (iii) a bonus under the Umbrella Bonus Plan of $200,000, as described above under "2015 Additional Bonuses for Interim CEO." The board also appointed Mr. Zweben as Executive Chairman, in light of Dr. John's resignation from the board on November 4, 2015. The board approved an annualized salary of $225,000 for Mr. Zweben in his capacity as Executive Chairman and concluded he would not be eligible for any non-equity incentive plan compensation associated with his tenure as Executive Chairman. Mr. Zweben resigned from the position of Executive Chairman on March 10, 2016.
John Compensation Arrangements and Separation Agreement
Dr. John, who co-founded the Company, was an at-will employee, without an employment offer letter. His initial compensation arrangement was adjusted over time in accordance with our compensation policies and practices. His actual 2015 compensation was as indicated in the Summary Compensation Table above.
On May 4, 2015, Dr. John entered into a Management Retention Agreement with the Company. See "Management Retention Agreements," below, for a description of the terms of that agreement. Dr. John did not become entitled to any severance payments or benefits under his Management Retention Agreement.
On November 11, 2015, Dr. John and the Company entered into a Separation Agreement (the "John Separation Agreement"). Dr. John’s employment at the Company ended November 12, 2015, and, under the terms of the John Separation Agreement, Dr. John agreed to provide limited transition services as reasonably requested by the Company for up to six weeks following his termination date. Under the terms of the John Separation Agreement, the Company paid Dr. John a lump-sum payment of $177,500 in recognition of Dr. John’s service to the Company throughout the process of searching for a new, permanent CEO and a lump-sum severance payment of $14,350. Pursuant to the existing terms of Dr. John's equity awards, the awards continued to vest on their regular schedule during the period that Dr. John provided transition services to the Company. The John Separation Agreement includes a mutual release of all claims between Dr. John and the Company, as well as his continuing obligations regarding cooperation in Company litigation matters and continuing obligations prohibiting disclosure of any confidential or proprietary information of the Company and solicitation of Company employees.

Thapar Offer Letter and Separation Agreement
On November 17, 2014, we entered into an employment offer letter with Mr. Thapar (the "Thapar Offer Letter"). The Thapar Offer Letter had no specified term, and Mr. Thapar's employment with us was on an at-will basis. Mr. Thapar's initial base salary as Senior Vice President of Research and Development was $350,000 per year, and he was eligible to receive an annual target bonus of 60% of his base salary pursuant to the terms of our Umbrella Bonus Plan, each subject to adjustment in accordance with our compensation policies and practices. The Thapar Offer Letter provided that he would be recommended for the grant of 31,000 RSUs and options to purchase 62,000 shares of Common Stock. These grants are included in the Summary Compensation Table for 2015. Pursuant to the terms of the Thapar Offer Letter, Mr. Thapar received a signing bonus of $37,500 on November 15, 2015, which had been conditioned on his continued employment through that date.  Mr. Thapar would have been eligible to earn a second installment of $37,500 as a signing bonus on November 15, 2016 had he continued employment through that time. However, Mr. Thapar's employment with the Company terminated effective April 1, 2016.

On April 8, 2015, Mr. Thapar entered into a Management Retention Agreement with the Company. See "Management Retention Agreements," below, for a description of the terms of that agreement. Mr. Thapar's termination triggered benefits under certain provisions of his Management Retention Agreement related to termination outside of a change in control period, as defined in the Management Retention Agreement. On April 7, 2016, Mr. Thapar and the Company entered into a Separation Agreement and Release (the "Thapar Separation Agreement"). Under the terms of the Thapar Separation Agreement, the Company agreed to pay Mr. Thapar a cash severance payment in the amount of $175,000. The Thapar Separation Agreement includes a mutual release of all claims between Mr. Thapar and the Company, as well as his continuing obligations regarding cooperation in Company litigation matters and continuing obligations prohibiting disclosure of any confidential or proprietary information of the Company and solicitation of Company employees.

Trigg Agreement
On August 1, 2011, we entered into a Service Agreement with Mr. Trigg (the "Trigg Agreement") pursuant to which Mr. Trigg was employed by us, originally as Vice President and Managing Director of Europe and later as Senior Vice President and Managing Director of EMEA. The Trigg Agreement had no specific term, and could be terminated by either party upon not less than three months' prior written notice. His initial compensation arrangements under the Trigg Agreement were adjusted over time in accordance with our compensation policies and practices.
On April 24, 2015, Mr. Trigg entered into a Management Retention Agreement with the Company. See "Management Retention Agreements," below, for a description of the terms of that agreement. His voluntary resignation means that he will not be eligible for any severance benefits under this Management Retention Agreement

Sankaran Offer Letter, Letter Agreement and Separation Agreement

On December 6, 2014, we entered into an employment offer letter with Mr. Sankaran to serve as our chief financial officer (the "Sankaran Offer Letter"). The Sankaran Offer Letter had no specified term, and Mr. Sankaran’s employment with us was on an at-will basis. Mr. Sankaran’s initial compensation arrangements under the Sankaran Offer Letter were subject to adjustment in accordance with our compensation policies and practices. The Sankaran Offer Letter provided that he would be recommended for the grant of 42,000 RSUs and options to purchase 84,000 shares of Common Stock. These grants are reflected in the Summary Compensation Table for 2014.

Under the Sankaran Offer Letter, we agreed to provide Mr. Sankaran $10,000 for relocation assistance, as well as reimbursement of certain expenses related to his relocation. In March 2015, we entered into a letter agreement (the "Sankaran Letter Agreement") with Mr. Sankaran that expanded these relocation benefits to include the provision of temporary housing for him through June 30, 2015, reimbursement of his hotel expenses from his start date on December 15, 2014 through the date he was placed in temporary housing, and a relocation assistance payment of $100,000 that was paid to him on July 1, 2015.

The Sankaran Offer Letter provided for certain change in control severance benefits, but those benefits were superseded by the terms of a Management Retention Agreement entered into between the Company and Mr. Sankaran on April 7, 2015. See "Management Retention Agreements," below, for a description of the terms of that agreement.

On November 4, 2015, Mr. Sankaran and the Company entered into a Separation Agreement and Release (the "Sankaran Separation Agreement"), which in turn, superseded his Management Retention Agreement. Mr. Sankaran’s employment at the Company ended November 30, 2015, and, under the terms of the Sankaran Separation Agreement, the Company paid Mr. Sankaran a lump-sum severance payment of $81,250. The Sankaran Separation Agreement includes a release of all claims by Mr. Sankaran against the Company, and confirms his continuing obligations prohibiting disclosure of any confidential or proprietary information of the Company.

Management Retention Agreements
In March 2015, the board approved our entry into a form of Management Retention Agreement (each, an "Agreement") with certain officers, including each of our 2015 NEOs (each, an "Executive" and together, the "Executives"), which provide for potential payments and benefits upon a qualifying termination of employment. Each Agreement, other than Mr. Zweben's, provides that if, during the period beginning on the date that is three months before a change in control and ending on the date that is twelve months following a change in control (the "change in control period"), (i) the Executive terminates his employment with us (or any parent or subsidiary) for good reason (as defined in the Agreement), or (ii) we (or any parent or subsidiary) terminate the Executive’s employment for a reason other than cause (as defined in the Agreement) and other than death or disability (as defined in the Agreement) (a termination under clause (i) or (ii), a "Qualifying Termination"), the Executive will be eligible to receive the following severance benefits from us: (x) a lump-sum payment equal to the sum of (a) 100% of the Executive’s annual base salary (as in effect immediately prior to (A) a change in control (if the Executive’s employment terminates on or after the change in control), or (B) the Executive’s termination, whichever is greater); (y) 100% of the Executive’s target bonus for the fiscal year in which the Executive’s employment terminates (minus any bonus or commission payments already received for that fiscal year’s performance); and (z) reimbursement for continued group health plan coverage premiums under COBRA for twelve months following the Executive’s termination, for the Executive and his spouse and/or eligible dependents. However, if we determine that we cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, we will instead provide the Executive a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the twelve-month severance period. Additionally, if, during the change in control period, (i) the Executive has a Qualifying Termination, or (ii) the Executive’s employment is terminated due to death or disability, then 100% of the shares of our common stock subject to the Executive’s then outstanding unvested equity compensation awards will immediately vest (for performance-based awards, performance will be deemed achieved at 100% of target levels).

Mr. Zweben’s Agreement provides that if, during the change in control period (i) Mr. Zweben terminates his employment with us (or any parent or subsidiary) for good reason (as defined in the Agreement), or (ii) we (or any parent or subsidiary) terminate Mr. Zweben's employment for a reason other than cause (as defined in the Agreement), other than death or disability (as defined in the Agreement) and other than due to our hiring or appointing a new chief executive officer or interim chief executive officer (a termination under clause (i) or (ii), a "Qualifying Termination"), Mr. Zweben will be eligible to receive the following severance benefits from us: a lump sum payment of cash severance equal to the difference, if any, between $265,000 and the base salary and bonus paid to Mr. Zweben from his start date with us as interim CEO. In no event will the lump sum payment to Mr. Zweben exceed $265,000. If, at the time of his termination, Mr. Zweben has received $265,000 or more in base salary and bonus in his role as interim CEO, he will not be entitled to any cash payment under the Agreement. Additionally, if, during the change in control period, (i) Mr. Zweben has a Qualifying Termination, or (ii) Mr. Zweben’s employment is terminated due to death or disability, then 100% of the shares of Common Stock subject to the Mr. Zweben's outstanding unvested new hire equity compensation awards, if any, in connection with his employment as interim CEO will immediately vest.
Each Agreement other than the Agreement for Mr. Zweben, further provides that if the Executive has a Qualifying Termination, and such termination occurs outside of the change in control period, the Executive will be eligible to receive the following severance benefits from us: (i) a lump-sum payment equal to six months of his annual base salary, and (ii) reimbursement for continued group health plan coverage premiums under COBRA for six months following the Executive’s termination for the Executive and his spouse and/or eligible dependents. However, if we determine that we cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, we will instead provide the Executive a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the six-month severance period.
In order to receive severance benefits under the Agreement, the Executive must sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to us. Each Agreement also provides that in the event that the payments and benefits provided for in the Agreement or other payments and benefits payable or provided to the Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the Executive’s payments and benefits under the agreement or other payments or benefits (the "payment") will be reduced to either (x) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, results in the Executive’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.
Each Agreement, other than Mr. Zweben's, will terminate upon the completion of all payments (if any) thereunder or on the third anniversary of its effective date if a change in control (as defined under the Agreement) has not occurred by such date unless the term of the Agreement is extended by the parties. Mr. Zweben’s Agreement will terminate upon the earliest of occur of (i) the completion of all payments (if any) thereunder, (ii) the third anniversary of its effective date if a change in control (as defined under the Agreement) has not occurred, or (iii) three (3) months following Mr. Zweben's termination of employment if a change in control (as defined in the Agreement) has not occurred. Because Mr. Zweben’s new hire equity compensation awards have vested and because he has received base salary and bonus while interim CEO greater than $265,000, there are no further benefits that could become due to Mr. Zweben under the terms of his Management Retention Agreement. With respect to all Executives, if, prior to the expiration of the term of the Agreement, we enter into a definitive agreement with a third party (or third parties), the consummation of which would result in a change in control of Rocket Fuel, then the term of the Agreement will automatically be extended to 24 months following the resulting change in control, unless the definitive agreement terminates or is canceled without resulting in a change in control, in which case, the extension will not be effective.

For purposes of each Management Retention Agreement described above, the following definition of "cause" applies:

 "cause" means, with respect to the Executive, (i) an unauthorized use or disclosure of our (or any subsidiary or parent) confidential information or trade secrets, which use or disclosure causes material harm to us; (ii) a deliberate, material failure to comply with any of our written policies or rules (or any employing subsidiary or parent); (iii) conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; (iv) gross misconduct; (v) a continued failure to perform assigned duties after receiving written notification of such failure from the board of directors, provided that such duties are those customarily performed by a person holding the position that the Executive holds immediately prior to the change in control period; or (vi) failure to cooperate in good faith with a governmental or internal investigation of us (or any subsidiary or parent) or our directors, officers or employees, if we have requested the Executive’s cooperation.

For purposes of each Management Retention Agreement described above, other than Mr. Zweben’s, the following definitions apply:

 "good reason" means the Executive’s resignation within 30 days following the end of the cure period (as defined below), following the occurrence of one or more of the following without the Executive’s express written consent:  (a) a material reduction of the Executive’s duties, position or responsibilities, or the removal of the Executive from such position and responsibilities, either of which results in a material diminution of the Executive’s authority, duties or responsibilities, unless the Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of us being acquired and made part of a larger entity (as, for example, when our Chief Executive Officer remains as such following a change in control but is not made the Chief Executive Officer of the acquiring corporation) will not constitute "good reason"; (b) a material reduction in the Executive’s base salary; or (c) a material relocation of the Executive’s principal workplace, provided that a relocation of 35 miles or less, or a relocation to the Executive’s home as his or her principal workplace, will not be considered a material relocation.  In addition, in order to qualify as good reason, the Executive must not terminate employment with us without first providing us with written notice of the acts or omissions constituting the grounds for "good reason" within 60 days of the initial existence of the grounds for "good reason" and a reasonable cure period of 30 days following the date of written notice (the "cure period"), and such grounds must not have been cured during such time.

"target bonus" means either (i) the Executive’s target bonus percentage or target commission percentage multiplied by the Executive’s annual base salary, or (ii) the target bonus amount or target commission amount (as applicable), in each case, as in effect for our (or our successor’s) fiscal year in which the Executive’s involuntary termination under the circumstances described above occurs.

In Mr. Zweben’s Management Retention Agreement, the following definitions apply:

"Good Reason" means the Executive’s resignation within thirty (30) days following the end of the Cure Period (as defined below), following the occurrence of one or more of the following without the Executive's express written consent: (a) except with respect to a Replacement (defined below), a material reduction of Executive's duties, position or responsibilities, or the removal of Executive from such position and responsibilities, either of which results in a material diminution of Executive's authority, duties or responsibilities, unless Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change in Control but is not made the Chief Executive Officer of the acquiring corporation) will not constitute "Good Reason"; and, provided, further, that Executive acknowledges and agrees that in no event shall a Replacement constitute "Good Reason"; (b) a material reduction in Executive's base salary; or (c) a material relocation of the Executive's principal workplace, provided that a relocation of 35 miles or less, or a relocation to the Executive's home as his principal workplace, will not be considered a material relocation. In addition, in order to qualify as Good Reason, the Executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for "Good Reason" within sixty (60) days of the initial existence of the grounds for "Good Reason" and a reasonable cure period of thirty (30) days following the date of written notice (the "Cure Period"), and such grounds must not have been cured during such time.

"Replacement" means the Company's termination of Executive's employment, or Executive's resignation, as interim Chief Executive Officer of the Company ("Interim CEO") due to the Company's hiring or appointing of a new Chief Executive Officer or interim Chief Executive of the Company.

Currently, Mr. Wootton and Thapar are the only NEOs that could receive severance benefits under their Management Retention Agreements, upon a future "Qualifying Termination" for Mr. Wootton, or in connection with his recent termination of employment for Mr. Thapar, as described above.

Equity Incentive Plans
Each of our named executive officers may become eligible to receive certain accelerated vesting in connection with a change in control (apart from any accelerated vesting under the Management Retention Agreements) under the 2008 Equity Incentive Plan (the "2008 Plan"), options agreements under the 2008 Plan and/or the 2013 Equity Incentive Plan (the "2013 Plan") as described below.

The 2008 Equity Incentive Plan and Option Agreements
Our 2008 Plan provides that in the event of a merger or change in control, as defined therein, each outstanding award will be treated as the administrator determines, without a participant’s consent, including, without limitation, that each award be assumed or substituted for an equivalent award. For awards granted pursuant to our 2008 Plan prior to April 1, 2013, including those granted to our named executive officers, in the event that awards are not assumed or substituted for, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will fully vest and become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. For awards granted pursuant to the 2008 Plan on or after April 1, 2013, including those granted to our named executive officers, in the event that awards are not assumed or substituted for, all restrictions on an additional 25% of the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to an additional 25% of the shares subject to such award will be deemed achieved at 100% of target levels and an additional 25% of the shares subject to such award will fully vest and become fully exercisable, if applicable, for a specified period prior to the transaction. In no event will the vesting of an award accelerate as to more than 100% of the award. The award will then terminate upon the expiration of the specified period of time.

Additionally, each option issued under our 2008 Plan, including those granted to our named executive officers, is subject to an option agreement that provides for the following accelerated vesting in connection with a change in control, as defined in the 2008 Plan: (i) if the optionee has continuously been our employee for one year or more as of the date of the change in control, the shares subject to the option that would normally vest in the final 12 months of the option’s vesting term will immediately vest upon the change in control and the remaining unvested portion of the option will continue to vest in accordance with the original vesting schedule; (ii) if the optionee has continuously been our employee for less than one year as of the change in control, then the shares subject to the option that would normally vest in the final 12 months of the option’s vesting term will vest on the one year anniversary of the optionee’s commencement as our employee; and (iii) if, within 12 months following the change in control, the optionee’s status as a service provider is terminated by us or a successor corporation without cause, as defined in the option agreement, or the optionee voluntarily resigns for good reason, as defined in the option agreement, then an additional number of shares subject to the option that would normally vest (without taking into account any accelerated vesting under clause (ii), above) over the 12 month period following such termination will immediately vest.
The 2013 Equity Incentive Plan
Our 2013 Plan provides that in the event of a merger or change in control, as defined under the 2013 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will vest as to an additional 25% of the shares subject to such award, all restrictions on an additional 25% of the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to an additional 25% of the shares subject to such award will be deemed achieved at 100% of target levels and an additional 25% of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. In no event will the vesting of an award accelerate as to more than 100% of the award. The award will then terminate upon the expiration of the specified period of time.
The 2016 Inducement Plan

Our 2016 Inducement Equity Incentive Plan (the "2016 Inducement Plan") has provisions related to accelerated vesting that are identical to those under the 2013 Plan. However, none of our NEOs have received any grants under the 2016 Inducement Plan.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning stock options and stock awards held by our Named Executive Officers as of December 31, 2015. Mr. Sankaran, who left the Company on November 30, 2015, did not have any stock options or awards outstanding as of December 31, 2015.

	Option Awards(1)(2)				Stock Awards (1)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) - Exercisable	Number of Securities Underlying Unexercised Options(#) - Unexercisable	Option Exercise Price Per Share ($)	Grant Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)(4)
E. Randolph Wootton III	3/25/2015(5)	—	15,000	9.68	3/25/2015(5)	25,000	87,250
	4/28/2015(6)	—	37,500	8.75	4/28/2015(7)	28,750	100,338
Monte Zweben	3/4/2010(8)(5)	125,870	—	0.16
	9/19/2013(9)	3,750	—	29.00
	6/9/2014(10)	6,000	—	23.59
	4/28/2015(11)	42,211	—	8.75
	11/3/2015(12)	87,000	—	5.11
George H. John(13)	12/4/2012(8)(14)	825,000	—	6.58
	3/10/2013(8)(15)	97,969	—	11.21
	2/6/2014(5)	65,313	—	51.16
Manu Thapar	12/23/2014(16)	16,792	45,208	17.20	12/23/2014(17)	23,250	81,143
	3/25/2015(5)	—	25,000	9.68	3/25/2015(5)	35,000	122,150
Dominic Trigg	4/28/2011(18)	85,885	—	1.07	2/6/2014(19)	2,812	9,814
	3/7/2013(15)	20,000	—	11.21	3/25/2015(5)	35,000	122,150
	2/6/2014(5)	4,125	4,875	51.16
	3/25/2015(5)	—	25,000	9.68
__________________

(1)	All awards expire no later than 10 years from the grant date, subject to earlier termination if the award holder's service to Rocket Fuel terminates.

(2)
Unless otherwise indicated, one-fourth of the shares subject to each option vest on the first anniversary of the vesting commencement date, and one forty-eighth of the shares vest each month thereafter, such that all of the shares will have vested on the fourth anniversary of the vesting commencement date, subject to the option holder's continued service to the Company through each applicable vesting date.

(3)
The amounts in the "Stock Awards" column represent shares underlying restricted stock units ("RSUs"). One-fourth of the shares subject to each RSU vest on the first anniversary of the vesting commencement date, and one eighth of the shares vest every six months thereafter, such that all of the shares will have vested on the fourth anniversary of the vesting commencement date, subject to the award holder's continued service to the Company through each applicable vesting date.

(4)
The market values of the unvested stock awards are calculated based on the fair market value per share of our Common Stock on December 31, 2015, which was $3.49 (the closing price on the NASDAQ Global Select market on that date), multiplied by the number of shares subject to the award.

(5)	The vesting commencement date was the grant date.

(6)	The vesting commencement date was March 4, 2015.

(7)	The vesting commencement date was March 10, 2015.

(8)
This option was immediately exercisable as of the grant date for shares of restricted stock prior to vesting, subject to our repurchase right that lapses in accordance with the same vesting schedule applicable to this option.

(9)	100% of the shares subject to this option vested on June 8, 2014.

(10)	100% of the shares subject to this option vested on June 7, 2015.

(11)	100% of the shares subject to this option vested on November 2, 2015.

(12)	100% of the shares subject to this option vested on November 3, 2015.

(13)
Dr. John ceased being an employee of the Company on November 12, 2015, but continued to provide limited transition services through December 24, 2015. Accordingly, his equity awards continued to vest through December 24, 2015. All unvested awards were cancelled on December 25, 2015. Vested options were exercisable through March 24, 2016.

(14)	This option was scheduled to vest over four years in equal monthly installments. The vesting commencement date was March 25, 2012.

(15)	The vesting commencement date was March 1, 2013.

(16)	The vesting commencement date was November 24, 2014.

(17)	The vesting commencement date was December 10, 2014.

(18)	The vesting commencement date was January 24, 2011.

(19)	The vesting commencement date was February 14, 2014.

Executive Incentive Compensation Plan
Our Executive Incentive Compensation Plan, or the Umbrella Bonus Plan, was adopted by our board of directors in August 2013. The Umbrella Bonus Plan allows our compensation committee to provide cash incentive awards to selected employees, including our named executive officers, based upon performance goals established by our compensation committee, provided that our board of directors will make any determinations under the Umbrella Bonus Plan relating to our chief executive officer’s participation in the Umbrella Bonus Plan. Our board of directors also may make determinations with respect to other participants, if it chooses to do so.
Under the Umbrella Bonus Plan, our compensation committee (or our board of directors with respect to our chief executive officer and any other board-selected participants) determines the performance goals applicable to any award, which goals may include, without limitation: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company, business unit or division, earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation), and net earnings), earnings per share, expenses, gross margin, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, working capital, and individual objectives such as peer reviews or other subjective or objective criteria. Performance goals that include our financial results may be determined in accordance with U.S. generally accepted accounting principles, or GAAP, or such financial results may consist of non-GAAP financial measures and any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors the compensation committee determines relevant, and may be adjusted on an individual, divisional, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as the compensation committee determines, including but not limited to, as applicable, (i) in absolute terms, (ii) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against our performance as a whole or a segment and/or (vi) on a pre-tax or after-tax basis. The performance goals may differ from participant to participant and from award to award. The board of directors will determine the performance goals applicable to any award granted to our chief executive officer or any other board-selected participant, which goals may include, without limitation, any goal listed above.
Our compensation committee (or our board of directors with respect to awards to our chief executive officer and any other board-selected participants) may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the compensation committee’s or board of director’s discretion, as applicable. Our compensation committee, or our board of directors with respect to awards to our chief executive officer and any other board-selected participants, may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards are paid in cash (or in cash equivalents) only after they are earned, which generally requires continued employment through the date a bonus is paid. Payment of bonuses occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Umbrella Bonus Plan.
Our board of directors and our compensation committee (other than with respect to our chief executive officer) each have the authority to amend, alter, suspend or terminate the Umbrella Bonus Plan provided such action does not impair the existing rights of any participant with respect to any earned bonus.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. The 401(k) plan offers a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation up to the statutorily prescribed limit and have the amount of their compensation reduction contributed to the 401(k) plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant's directions. The 401(k) plan allows for discretionary employer matching contributions. In 2015, we made no matching contributions into the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and contributions by us, if any, are deductible when made.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions, and series of related transactions, since January 1, 2015 to which we were or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or their immediate family members, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transaction or series of related transactions to which we have been or will be a party other than 2015 and 2016 compensation arrangements, which are described where required under the headings "Board of Directors and Corporate Governance — Non-Employee Director Compensation" and "Executive Compensation."
Investor Rights Agreement
We are party to an investor rights agreement which provides that certain holders of our common stock, including one of our named executive officers and certain holders of 5% of our capital stock and entities affiliated with one of our directors, have certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy providing that our audit committee will be responsible for reviewing "related party transactions," which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000, or such lower threshold as the audit committee may determine, and (iii) in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, nominee for director, executive officer, or a greater than 5% beneficial owner of our common stock and their immediate family members. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our audit committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information about our equity compensation plans as of December 31, 2015.

EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2015
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	8,990,591	$10.004	6,149,967
Equity compensation plans not approved by stockholders	—	—	—
Total	8,990,591	$10.004	6,149,967
____________

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account restricted stock units, which have no exercise price.

(2)
Includes the following plans: Rocket Fuel Inc. 2008 Equity Incentive Plan, Rocket Fuel Inc. 2013 Equity Incentive Plan ("2013 Plan") and Rocket Fuel Inc. 2013 Employee Stock Purchase Plan ("ESPP"). Our 2013 Plan provides that on the first day of each fiscal year beginning in 2014, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 4,000,000 shares of common stock, (ii) five percent (5.0%) of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2014, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) two percent (2.0%) of the outstanding shares of our common stock on the first day of such fiscal year, (ii) 1,500,000 shares of common stock, or (iii) such other amount as may be determined by our board of directors. On January 1, 2016, the number of shares available for issuance under our 2013 Plan and our ESPP increased by 2,178,350 shares and 871,340 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above. Does not include the 2016 Inducement Plan, which was adopted effective March 4, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent (5.0%) of any class of our voting securities
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
We have based percentage ownership of our common stock on 43,709,562 shares of our common stock outstanding as of March 31, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2016, as well as all shares of common stock issuable pursuant to restricted stock units held by the person that are subject to vesting conditions expected to occur within 60 days of March 31, 2016. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Rocket Fuel Inc., 1900 Seaport Boulevard, Redwood City, CA 94063.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
E. Randolph Wootton III (1)	26,340	*
Monte Zweben (2)	292,549	*
George H. John (3)	2,314,328	5.29%
Manu Thapar (4)	40,886	*
Dominic Trigg (5)	124,921	*
David Sankaran (6)	—	*
Susan L. Bostrom (7)	99,801	*
Ronald E. F. Codd (8)	114,801	*
William W. Ericson (9)	9,310,756	21.3%
Richard A. Frankel (10)	2,652,373	6.04%
Clark M. Kokich (11)	106,401	*
John J. Lewis (12)	—	*
All current executive officers and directors as a group (10 persons) (13)	12,706,381	34.71%
Other >5% Stockholders:
MDV IX, L.P., as nominee for MDV IX, L.P. and MDV ENF IX, L.P. (14)	9,295,955	21.27%
M&G Investment Management Limited (15)	4,571,096	10.46%
___________________

*	Represents beneficial ownership of less than one percent (1%).

(1)
Consists of (i) 11,027 shares held of record by Mr. Wootton; and (ii) 15,313 shares issuable pursuant to outstanding stock options exercisable by Mr. Wootton within 60 days of March 31, 2016, all of which will be fully vested as of such date.

(2)
Consists of (i) 27,718 shares held of record by Mr. Zweben; and (ii) 264,831 shares issuable pursuant to outstanding stock options exercisable by Mr. Zweben within 60 days of March 31, 2016, all of which will be fully vested as of such date.

(3)
Consists of (i) 2,404 shares held of record by Dr. John, and (ii) 2,311,924 held of record by Dr. John and his spouse, as to which Dr. John shares voting and investment power with his spouse. Dr. John's address is 50 Woodside Plaza #449, Redwood City, CA 94061.

(4)
Consists of (i) 10,344 shares held of record by Mr. Thapar; and (ii) 30,542 shares issuable pursuant to outstanding stock options exercisable by Mr. Thapar within 60 days of March 31, 2016, all of which will be fully vested as of such date.

(5)
Consists of (i) 6,681 shares held of record by Mr. Trigg; and (ii) 118,240 shares issuable pursuant to outstanding stock options exercisable by Mr. Trigg within 60 days of March 31, 2016, of which 114,073 shares will be fully vested as of such date.

(6)	Information is as of November 30, 2015, which was Mr. Sankaran's last day of employment with us.

(7)
Consists of (i) 5,051 shares held of record by Ms. Bostrom; and (ii) 94,750 shares issuable pursuant to outstanding stock options exercisable by Ms. Bostrom within 60 days of March 31, 2016, of which 78,813 shares will be fully vested as of such date.

(8)
Consists of (i) 5,051 shares held of record by Mr. Codd; (ii) 100,000 shares held of record by The Codd Revocable Trust Dated March 6, 1998, as to which Mr. Codd shares voting and investment power with his spouse as co-trustee; and (iii) 9,750 shares issuable pursuant to outstanding stock options exercisable by Mr. Codd within 60 days of March 31, 2016, all of which will be fully vested as of such date.

(9)
Consists of (i) 5,051 shares held of record by Mr. Ericson; (ii) 9,295,955 shares held by MDV IX, L.P. as nominee for MDV IX, L.P. and MDV ENF IX, L.P. ("MDV") as disclosed in footnote 14 below (Mr. Ericson is a Managing Director of Ninth MDV Partners, L.L.C., which is the General Partner of MDV and, as such, he may be deemed to share voting and investment power with respect to all shares held by MDV); and (iii) 9,750 shares issuable pursuant to outstanding stock options exercisable by Mr. Ericson within 60 days of March 31, 2016, all of which will be fully vested as of such date.

(10)
Consists of (i) 1,723,742 shares held of record by Mr. Frankel as co-Trustee of the Martha M. Conway & Richard A Frankel TR UA 03/13/09 Conway Frankel Family Trust, as to which Mr. Frankel shares voting and investment power with his spouse, Martha M. Conway; (ii) 76,073 shares held of record by Mr. Frankel as Trustee of the Richard A. Frankel Grantor Retained Annuity Trust U/T/A May 20, 2013; (iii) 76,073 shares held of record by Martha Conway, as Trustee of the Martha M. Conway Grantor Retained Annuity Trust U/T/A May 20, 2013 (the "Conway Trust"); and (iv) 776,485 shares issuable pursuant to outstanding stock options exercisable within 60 days of March 31, 2016, of which 756,016 shares will be fully vested as of such date. By virtue of the relationships described in this footnote, Mr. Frankel may be deemed to share voting and investment power with respect to the shares held by the Conway Trust.

(11)
Consists of (i) 96,651 shares held of record by Mr. Kokich; and (ii) 9,750 shares issuable pursuant to outstanding stock options exercisable by Mr. Kokich within 60 days of March 31 2016, all of which will be fully vested as of such date.

(12)
Mr. Lewis is included in this table instead of Mr. Gardner because the information is provided as of March 31, 2016, rather than December 31, 2015. Mr. Lewis replaced Mr. Gardner on the board of directors on January 19, 2016.

(13)
Consists of (i) 11,426,407 shares beneficially owned by our current executive officers and directors (which excludes NEOs that are no longer executive officers); and (ii) 1,279,974 shares issuable pursuant to outstanding stock options exercisable within 60 days of March 31, 2016, of which 1,238,359 shares will be fully vested as of such date.

(14)
Consists of 9,295,955 shares held of record by MDV, as defined in footnote 9. Ninth MDV Partners, L.L.C. is the General Partner of MDV. William Ericson and Jon Feiber, the Managing Directors of Ninth MDV Partners, L.L.C., may be deemed to share voting and investment power with respect to the shares held of record by MDV. The address for this entity is 3000 Sand Hill Road, Bldg. 3, Suite 290, Menlo Park, CA 94025, Attention: William Ericson.

(15)
Information provided to us by M&G Investment Management Limited ("MAGIM") with regard to shares beneficially owned as of December 31, 2015. MAGIM holds (i) shared voting power with M&G Securities Limited (the Authorised Corporate Director for M&G Investment Funds (1), which jointly filed a Schedule 13G/A with MAGIM on February 11, 2016) with respect to 3,562,798 shares; (ii) sole voting power with respect to 1,008,298 shares; and (iii) sole dispositive power with respect to 4,571,096 shares. The address for MAGIM is Governor’s House, Laurence Pountney Hill, London, EC4R 0HH, England.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2015, all Section 16(a) filing requirements were satisfied on a timely basis.
2015 Annual Report and SEC Filings
Our financial statements for the fiscal year ended December 31, 2015 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at investor.rocketfuel.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Corporate Secretary, Rocket Fuel Inc., 1900 Seaport Boulevard, Redwood City, CA 94063.
Deadlines to Propose Actions for Consideration at the 2017 Annual Meeting
Stockholder Proposals for Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2017 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 29, 2016. In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Rocket Fuel Inc.
Attention: Corporate Secretary
1900 Seaport Boulevard
Redwood City, CA 94063
Stockholder Proposals Not for Inclusion in Proxy Statement. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to the meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary. The written notice must contain the information specified in our bylaws. To be timely for our 2017 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices no earlier than February 12, 2017, and no later than the close of business on March 13, 2017.
If we hold our 2017 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2016 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the annual meeting and no later than the close of business on the later (i) the 90th day prior to the annual meeting; or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at the meeting, we are not required to present the proposal for a vote at the meeting.
Availability of Bylaws. A copy of our bylaws may be obtained by accessing Rocket Fuel’s filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for stockholder proposals.

APPENDICES

Please see the following documents included as appendices to this proxy statement:

•	Service Agreement between Dominic Trigg and the Company dated August 1, 2011

•	Management Retention Agreement between Dominic Trigg and the Company dated April 24, 2015

•	Management Retention Agreement between Manu Thapar and the Company dated April 8, 2015

•	Separation Agreement and Release between Manu Thapar and the Company dated April 7, 2016

Service Agreement
(1)    Rocket Fuel, Inc

(2)    Dominic Trigg

Dated 8/1/2011

Osborne Clarke

2 Temple Back East Temple Quay
Bristol
BS1 6EG
Telephone +44 (0) 117 917 3000
Fax +44 (0) 117 917 3005

Contents

1	Definitions and interpretation	1
2	Appointment	3
3	Term	3
4	Duties	3
5	Hours of work	4
6	Place of work	4
7	Expenses	4
8	Salary	5
9	Bonus	5
10	Pension	5
11	Share Option and Long Term Incentive Plan	5
12	Other Benefits	6
13	Holidays	6
14	Sickness Absence	6
15	Sick Pay	7
16	Obligations during Employment	7
17	Confidential Information	8
18	Intellectual Property	8
19	Garden Leave	9
20	Payment in lieu of notice	10
21	Summary Termination	10
22	Retirement	11
23	Reconstruction and Amalgamation	11
24	Obligations after Employment	11
25	Property	11
26	Resignation from Appointments	12
27	Suspension	12
28	Disciplinary and Dismissal Rules	12
29	Grievance	12
30	Data Protection	12
31	Warranty	13
32	Deductions	13
33	Power of Attorney	13
34	Collective Agreements	13
35	Entire Agreement	13
36	Third Parties	13
37	Release and waivers	14
38	Notices	14
39	Governing law and jurisdiction	14
	Schedule 1	15
	(Post termination restrictions)	15

This Agreement is made on    8/1/11 2011
Between:

(1)    Rocket Fuel, Inc., a private company whose principal office is at 350 Marine Parkway, Marina Park Center, Suite 220, Redwood City, CA 94065, USA (the "Company"); and

(2)    Dominic Trigg of Evergreen House, Cherkley Hill, Givens Grove, Leatherhead, Surrey KT22
8LA ("You").

It is agreed as follows:

1.    Definitions and interpretation

1.1    In this Agreement, unless the context otherwise requires:

"Agreement" means this Agreement (including any schedule or annexure to it).

"'Businesses" means the development, management running and evaluation of online advertising campaigns and any trade or other commercial activity which is carried on by the Company and/or any Group Company, or which the Company and/or any Group Company shall have determined to carry on with a view to profit in the immediate or foreseeable future.

"CEO" means any person holding office as Chief Executive Officer of the Company from time to time, including any person exercising substantially the functions of a managing director or chief executive officer of the Company.

"Commencement Date" means 24 January 2011.

"Company Financial Quarters" means any period of 3 consecutive calendar months ending 31 March, 30 June, 30 September and 31 December in any year.

"Confidential lnformation" means any trade secrets or other information which is confidential, commercially sensitive and is not in the public domain relating or belonging to the Company and/or any Group Company including but not limited to:

(a)    information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing or sales of any past, present or future product or service;

(b)    secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company and/or any Group Company;

(b)    lists or details of customers, potential customers or suppliers or the arrangements made with any customer or supplier; and

(c)    any information in respect of which the Company and/or any Group Company owes an obligation of confidentiality to any third party.

"Duties" means your duties as referred to in clause 4.

"Employment" means your period of employment under this Agreement which shall be deemed to include any period of garden leave served under clause 19.

"Group Companies" or "Group" means the Company and any holding company or any parent company or any subsidiary or subsidiary undertaking of the Company or such companies, as such terms are defined in s 1159, s 1162 (together with Schedule 7 and the definition of "parent company" in s 1173), s 1161 and Schedule 6 of the Companies Act 2006, and "Group Company" means any of them.

"HMRC" means Her Majesty's Revenue and Customs.

"Holiday Year" means the period 1 January to 31 December or such other period of one year as the Company may notify to you in writing from time to time.

"Invention" means any know how, technique, process, improvement, invention or discovery (whether patentable or not) which you (whether alone or with any other person) make, conceive, create, develop, write, devise or acquire at any time during your Employment and which relates or could relate directly or indirectly to the Businesses.

"Material Interest" means:

(a)    the holding of any position (whether employed or engaged) or the provision of services as director, officer, employee, consultant, adviser, partner, principal, agent or volunteer;

(b)    the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 5 per cent of the issued ordinary shares of any company whose shares are listed on any Recognised Exchange; or

(c)    the direct or indirect provision of any financial assistance.

"Pension Scheme" means the scheme referred to in clause 10.

"President" means any person holding office as President of the Company from time to time, including any person exercising substantially the functions of a president of the Company.

"Recognised Exchange" means any of a recognised investment exchange (as defined in s 285 Financial Services and Markets Act 2000 ("FSMA")), an overseas investment exchange (as defined in s 313 FSMA), or a relevant market (as defined in article 37 FSMA 2000 (Financial Promotion) Order 2001.

"Termination Date" means the date on which the Employment terminates.

"Works" means all works including without limitation all copyright works or designs originated, conceived, developed or written by you alone or with others during the Employment which relate to or could relate to the Businesses.

1.2    In this Agreement, unless the context otherwise requires:

(a)    words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)    a reference to a statute or statutory provision includes:

(i)     any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it; and

(ii)    any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

(c)    a reference to:

(i)    a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

(ii)    clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear; and

(iii)    "indemnify" and "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all payments (including fines, penalties and interest costs or expenses) made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

(d)     Except where otherwise stated, words and phrases defined in the City Code on Take overs and Mergers or in the Companies Act 2006 have the same meaning in this Agreement

2.    Appointment

The Company appoints you and you agree to serve as VP & Managing Director of the Company or such other position as the Company may require from time to time on the terms of this Agreement.

3.    Term

3.1    Your Employment with the Company shall commence on the Commencement Date. No previous employment shall count as part of your continuous period of employment

3.2    Your continued employment is conditional upon satisfactory completion of an initial probationary period during which the Company will assess and review your work performance. It is intended that your probationary period will be 3 months, although this may be extended by the Company for up to a further 3 months as the Company considers necessary. You will receive confirmation of the satisfactory completion of your probationary period.

3.3    Your employment may be terminated on one week's notice given in writing by you or by the Company at any time during or at the end of your probationary period. The Company reserves the right to make a payment in lieu of notice at its discretion.

3.4    After completion of your probationary period and subject to the terms of this Agreement your Employment shall continue until terminated by either party giving to the other not less than 3 months' prior written notice.

4.    Duties

4.1    You shall carry out such duties as attach to your office of VP & Managing Director and any other duties for the Company and/or any Group Company (whether or not commensurate with your position) which the CEO and/or the President assigns to you from time to time.

4.2    Without additional remuneration, you shall accept and hold for such period(s) as specified by the CEO and/or the President, any office(s) including any post(s) as director, company secretary, trustee, nominee and/or representative of the Company and/or any Group Company.

4.3    Subject to the terms of this Agreement, you shall:

(a)    save with the prior written permission of the CEO and/or the President, devote the whole of your working time and attention to the Employment;

(b)    perform the Duties faithfully and diligently and exercise such powers consistent with those Duties as are assigned to or vested in you by the Company and/or any Group Company;

(c)    comply with all common law, fiduciary and statutory duties to the Company and any Group Company;

(d)    obey all lawful and reasonable directions of the CEO and/or the President;

(e)    observe in form and spirit such restrictions or limitations as may from time to time be imposed by the CEO and/or the President;

(f)    implement and observe in form and spirit any relevant Company and/or Group Company policy, procedures, rules and regulations (whether formal or informal);

(g)    use your best endeavours to foster the Company's interests and save where this causes a conflict with the Company's interests, those of i1s other Group Companies;

(h)    report to the CEO and/or the President any relevant wrongdoing (including any misconduct or dishonesty) whether committed, contemplated or discussed by any director, employee or worker of the Company and/or any Group Company of which you are aware and irrespective of whether this may involve any degree of self incrimination; and

(i)    keep the CEO and/or the President properly and fully informed in such manner prescribed (with explanations where requested) of your compliance with the Duties and the affairs of the Company and/or any Group Company.

5.    Hours of work

You shall work such hours as may be necessary for the proper discharge of your Duties. You agree that your employment falls within Regulation 20 of the Working Time Regulations 1998.

6.    Place of Work

6.1    Your principal place of work shall be [your residential address] until otherwise notified by the Company. The Company reserves the right to change your principal place of work within a reasonable commutable distance from your home on giving reasonable prior notice to you.

6.2    You shall travel to and work on a temporary basis from such locations within and outside of the United Kingdom as the CEO and/or the President may reasonably require. There is no current requirement for you to work outside the United Kingdom for any consecutive period of one month or more.

7    Expenses

7.1    The Company will reimburse to you (or as the case may be procure the reimbursement of) all expenses wholly, properly and necessarily incurred by you in the performance of the Duties in accordance with the Company's policy on expenses in force from time to time.

7.2    If you are provided with any credit or charge card by the Company, you must take good care of it and use it solely for expenses incurred by you in carrying out the Duties and in accordance with any applicable Company policy. The loss of any such card must be reported immediately to the Company and iit must be returned to the Company immediately upon request.

8    Salary

8.1    You will be paid a salary of £155,000 per annum, subject to deduction of such tax and national insurance as the Company is required by law to deduct which is inclusive of any fees you may be entitled to as a director of the Company and/or any Group Company.

8.2    Your salary will accrue from day to day and is payable in equal monthly instalments in arrears on or about the last working day of each month, directly into a bank or building society account nominated by you.

8.3    Your salary will be reviewed by the CEO and/or the President each year, save where you are working under notice of termination. There is no obligation on the CEO and/or the President to increase your salary. Any increase awarded will be effective from the date specified by the CEO and/or the President.

8.4    The Company may, in its absolute discretion, pay additional remuneration to you, whether by way of bonus or otherwise. Any such payment shall not form part of your salary for the purposes of this clause 8.

9.    Bonus

9.1    The Company may award you a bonus of up to £77,500 per annum, subject to such conditions (including, but not limited to, conditions for and timing of payment) as the CEO and/or the President may in their absolute discretion determine from time to time. The CEO and/or the President reserve the right to award a nil bonus.

9.2    Any bonus awarded to you shall be purely discretionary, shall not form part of your contractual remuneration under this Agreement and shall not be pensionable. The making of an award shall not oblige the Company to make any subsequent bonus awards.

9.3    Notwithstanding clause 9.1, you shall have no right to be awarded or where an award has been made, paid a bonus (pro rata or otherwise) if:

(a)    you have not been employed throughout the whole of the financial year to which the bonus relates; or

(b)    you are subject to any capability and/or disciplinary procedures; and/or

(c)	your employment has terminated (whether lawfully or unlawfully) or you are under notice of termination (whether given by you or the Company).

9.4    If you have been notified that you are under investigation in accordance with our disciplinary or capability procedure then your eligibility to be considered for a discretionary bonus will be postponed pending the conclusion of any such investigation and any subsequent disciplinary hearing or capability meeting.

10.    Pension

10.1    The Company will provide you with access to a stakeholder pension scheme as required by law. The Company does not make any contributions to such scheme.

10.2    A contracting out certificate is not in force in respect of the Employment.

11.    Share Option and Long Term Incentive Plan

11.1    The terms of the Employment shall not be affected in anyway by your participation or entitlement to participate in any long term incentive plan or share option scheme. Such schemes and/or plans shall not form part of the terms of the Employment (express or implied).

11.2    In calculating any payment, compensation or damages on the termination of the Employment for whatever reason (whether lawful or unlawful) which might otherwise be payable to you, no account shall be taken of your participation in any such schemes and/or plans referred to in clause 11.1 or any impact upon participation such termination may have.

12.    Other Benefits

12.1    Subject to clause 12.3 below, the Company shall meet the reasonable costs of private medical expenses insurance for you of up to £370 per month.

12.2    Any other benefit provided to you shall, unless otherwise agreed in writing, be at the absolute discretion of the Company who may; at any time, withdraw or vary the terms of any such benefit as it sees fit.

12.3    You agree that the Company shall be under no obligation to continue this Agreement and the Employment so that you continue to receive benefits under this Agreement. You agree that you shall have no entitlement to compensation or otherwise from the Company and/or any Group Company for the loss of any such entitlements and/or benefits.

13.    Holidays

13.1    In addition to the usual public or bank holidays in England and Wales, you are entitled to 27 working days' paid holiday in each Holiday Year (pro rated to the nearest half day for the Holiday Year in which the Employment commences and terminates).

13.2    Holiday must be taken at such times as are agreed with the CEO and/or the President and may not be taken in the final month of any Company Financial Quarter. On giving at least 5 days notice, the Company may require you to take any accrued but untaken holiday where you are under notice of termination (including where you are on garden leave pursuant to clause 19).

13.3    Save with the prior consent of the CEO and/or the President you may not carry forward any part of your holiday entitlement to a subsequent Holiday Year. Save as provided for in clause 13.4 no payment in lieu will be made of any unused holiday entitlement in any Holiday Year.

13.4    On termination of the Employment:

(a) you will be entitled to pay in lieu of any accrued but untaken holiday entitlement; and/or

(b)    you will be required to repay to the Company any salary received for holiday taken in excess of your accrued entitlement (which you agree may be deducted from any payments, including salary, due to you from the Company).

Any payment or repayment pursuant to this clause will be calculated on the basis of 1/260 of your salary payable pursuant to clause 8 for each day of holiday. It will not be calculated on any entitlement to bonus, commission, allowance or other payment.

14.    Sickness Absence

14.1    If you are unable to perform the Duties due to sickness or injury, you must report this on the first working day of such sickness or injury to the President of the Company, indicating so far as practicable the date on which you expect to return to work. You shall keep the Company informed and provide it with such certification of your condition as it may require in accordance with the Company's sickness policy from time to time in force.

14.2    If at any time in the reasonable opinion of the CEO and/or the President you are unable to perform all or part of the Duties due to sickness or injury, you will at the request and expense of the Company:

(a)    consent to an examination by a doctor nominated by the Company; and

(b)    authorise the doctor to disclose to and discuss with the Company, his or her report (including copies) of the examination and your fitness for work.

14.3    The Company is entitled to rely on the reasonable opinion of any doctor engaged to examine you under clause 14.2 as to your fitness for work. Where such doctor considers you to be unfit for work, you are not entitled to receive any payment in excess of any sick pay entitlement pursuant to clause 15.

14.4    If you are incapable of performing your Duties due to sickness or injury for a period or periods aggregating at least 90 days in any period of 12 months, the Company may by not less than 1 months' prior written notice given at any time while such sickness or injury continues terminate the Employment, even where, as result of such termination, you would or might forfeit your entitlement to benefit from sick pay under clause 15 below or any other benefit and you agree that you shall have no entitlement to compensation or otherwise from the Company and/or any Group Company for the loss of any such entitlements and/or benefits.

15.    Sick Pay

15.1    If you are absent from work due to sickness, injury or other incapacity you may be entitled to receive statutory sick pay ("SSP") from the Company provided that you are eligible for payment and have complied with all the statutory rules (including the statutory requirements for notification of absence).

15.2    For the purposes of SSP your qualifying days are Monday to Friday inclusive.

15.3    You will not be entitled to receive any remuneration other than SSP during periods of absence due to illness.

16.    Obligations during Employment

16.1    Save with the prior written permission of the CEO and/or the President, you shall not during your employment (whether during or outside normal working hours):

(a)    hold any Material Interest in any person which:

(i)    is or shall be wholly or partly in competition with any of the Businesses;

(ii)    impairs or might reasonably be thought by the Company to impair your ability to act at all times in the best interests of the Company and/or any Group Company ; and/or

(iii) requires or might reasonably be thought by the Company to require you to make use of or disclose any Confidential Information to further your interests in that person;

(b)    take any preparatory steps to become engaged or interested in any capacity whatsoever in any business or venture which is in or is intended to enter into competition with any of the Businesses;

(c)    carry out any public or private work other than the Duties (whether for profit or otherwise);

(d)    directly or indirectly receive in respect of any goods or services sold or purchased or any other business transacted (whether or not by you) by or on behalf of the Company and/or any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by the relevant Company and/or Group Company rules or guidelines. You will account to the Company for the value of any such inducement.

16.2    You shall observe relevant rules of law and the Company guidelines/codes relating to dealings in shares, debentures or other securities of the Company and/or any Group Company. In relation to overseas dealing you shall observe all laws and all regulations of the stock exchange, market or dealing system in which country or state such dealings take place.

17.    Confidential Information

17.1    You shall not either during the Employment or at any time after its termination (howsoever arising), directly or indirectly, use, disclose or communicate to any person whatsoever and, shall use your best endeavours to prevent the publication or disclosure of, any Confidential Information.

17.2    Clause 17.1 does not apply to:

(a)    any use or disclosure in the proper performance of the Duties, as authorised by the CEO and/or the President and/or as required by law;

(b)    any information which is already in or comes into the public domain other than through your unauthorised disclosure; and/or

(c)    any protected disclosure within the meaning of s43A Employment Rights Act 1996.

18.    Intellectual Property

18.1    You shall promptly disclose to the Company full details of any Invention and/or Works (including, without limitation, any and all computer programs, photographs, plans, records, drawings and models) which you (whether alone or with any other person) make, conceive, create, develop, write, devise or acquire at any time during the Employment and which relates or could relate directly or indirectly to the Businesses. You shall treat all Inventions and Works as Confidential Information of the Company and/or any Group Company.

18.2    To the extent not already vested in the Company and/or any Group Company by operation of law, you:

(a)    shall hold any Invention and/or Work on trust for the Company and/or any Group Company until any rights to such Invention and/or Work have been fully and absolutely vested in the Company in accordance with the remaining provisions of this clause 18;

(b)    shall subject to clauses 39-43 of the Patents Act 1977 assign to the Company all patents and rights to apply for patents or other appropriate forms of protection in each Invention throughout the world;

(c)    hereby assign by way of present and future assignment all copyright, design rights and other proprietary intellectual property rights (if any) for their full terms throughout the world in respect of the Works.

(d)    shall execute any document necessary to assign to the Company any rights referred to under this clause 18 and at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires) to vest such rights in the Company including without limitation applying and joining in with the Company in applying for any protection for or registration of any such rights to enable the Company and/or any Group Company and/or its or their nominee to obtain the full benefit and/or substantiate the rights of the Company and/or any Group Company under paragraphs (a), (b) and {c).

18.3    You acknowledge and agree that the patenting and exploitation of any Invention shall be at the sole discretion of the Company.

18.4    You irrevocably and unconditionally waive in favour of the Company and/or any Group Company any and all moral rights conferred on you by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws now or in future in force in any part of the world for any Work the rights in which are vested in the Company whether by clause 18.2 or otherwise.

19.    Garden Leave

19.1    During any period of notice to terminate the Employment (whether given by you or the Company), or if you purport to terminate the Employment in breach of this Agreement the CEO and/or the President may for all or part of that period, in its absolute discretion (and notwithstanding any other provisions of this Agreement) require you:

(a)    to perform only such of the Duties as it may allocate to you or such other projects or duties as may be required (whether or not they fall within clause 4);

(b)    not to perform any of the Duties;

(c)    not to have any contact (other than purely social contact) or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company and/or any Group Company save as determined by the CEO and/or the President;

(d)    to disclose to the CEO and/or the President any attempted contact (other than purely social contact) with any person with whom you have been required not to have any contact pursuant to this clause;

(e)    to take any accrued holiday entitlement in accordance with clause 13.2);

(f)	not to enter any premises of the Company and/or any Group Company nor to visit the premises of any suppliers and/or customers of the Company and/or any Group Company;

(g)    to return as requested by the CEO and/or the President any mobile telephone handset, SIM card, laptop computer and/or any other Company and/or Group Company property, including Confidential Information, the CEO and/or the President may require; and/or

(h)    to resign immediately from any offices you hold in the Company and/or any Group Company.

19.2    You agree that any action taken on the part of the Company and/or any Group Company pursuant to clause 19.1 shall not constitute a breach of this Agreement of any kind whatsoever nor will you have any claim against the Company and/or any Group Company in respect of such action.

19.3    Without prejudice to any other terms of this Agreement and save as expressly agreed otherwise in clause 19.1 above, during any period in which action is taken on the part of the Company and/or any Group Company pursuant to clause 19.1:

(a)    you shall continue to be entitled to your salary and contractual benefits save that, should you work for any other person or on your own account and fail to be available for work at any time, your right to salary and contractual benefits in respect of such period of non-availability shall be forfeit, notwithstanding any other provision of this Agreement;

(b)    you shall owe a duty of utmost good faith to the Company and/or any Group Company; and

(c)    you shall remain an employee of the Company and be bound by the terms and conditions of this Agreement. In particular, you agree that you will not work for any other person or on your own account and save, during any periods of holiday taken under this Agreement, you shall remain readily contactable and available to work for the Company and/or any Group Company.

20.    Payment in lieu of notice

20.1    The Company may in its absolute discretion, terminate the Employment at any time with immediate effect and pay you a sum equal to the basic salary you would have received during your notice period pursuant to clause 8.1 (or, if notice has already been given, during the remainder of the notice period) less income tax and National Insurance contributions ("Payment in Lieu"). The Payment in Lieu shall not include any payment in respect of:

(a)    any bonus or commission payments that might otherwise have been paid to you during the period for which the Payment in Lieu is made;

(b)    benefits which you would have been entitled to receive during the period for which the Payment in Lieu is made; or

(c)    any holiday entitlement that would have accrued to you during the period for which the Payment in Lieu is made.

20.2    Subject to clause 20.3, the Company will make any payment pursuant to clause 20.1, at its absolute discretion, either within 30 days of the termination of your employment or in equal monthly instalments in arrears until the date on which the period of notice referred to in clause 20.1 would have expired.

20.3    If the Company chooses to make the Payment in Lieu in instalments, you undertake to seek and take up, as soon as reasonably practicable, any opportunity to earn alternative income (whether in the form of cash or benefits in kind) over the period in which the instalments are to be made. You undertake to inform the Company in writing as soon as you receive an offer of any such opportunity and to disclose to the Company the gross amount of any such income. You agree that the instalment payments will be reduced (including to zero) by the amount of such income you earn and/or are entitled to earn over the period in which such instalments are to be made.

20.4    You shall have no right to receive a Payment in Lieu unless the Company has exercised its discretion in clause 20.1. Nothing in this clause 20 shall prevent the Company from terminating your Employment in breach.

21.    Summary Termination

21.1        The Company may terminate the Employment at any time, without notice or pay in lieu of notice, and with no liability to make any further payment to you, save for the amounts accrued due to the Termination Date, if:

(a)    you commit any act of gross misconduct;

(b)    your conduct (whether or not it occurs during or in the context of the Employment) is such that it may in the reasonable opinion of the CEO and/or the President bring the Company and/or any Group Company into disrepute and/or is calculated or likely prejudicially to affect the interests of the Company and/or any Group Company;

(c)    you are negligent and/or incompetent in the reasonable opinion of the CEO and/or the

President in the performance of your Duties;    ·

(d)    you commit any serious or repeated breach of this Agreement;

(e)    you are convicted of any criminal offence (other than an offence under the road traffic legislation in the United Kingdom or abroad for which you are not sentenced to any term of imprisonment, whether immediate or suspended);

(f)	you commit any act of fraud or dishonesty relating to the Company and/or any Group Company, any of its or their employees, customers or otherwise;

(g)    you become prohibited by law from being a director;

(h)    you become of unsound mind or a patient for the purposes of any statute relating to mental health so that in the opinion of the CEO and/or the President you are unable to perform your Duties;

(i)    a bankruptcy petition is presented against you or you become bankrupt or an interim order is made in respect of you pursuant to section 252 of the Insolvency Act 1986 or you make any arrangement or composition with your creditors generally (including an Individual Voluntary Arrangement) or have a County Court administration order made against you under the County Court Act 1984.

21.2    The rights of the Company under clause 21.1 are without prejudice to any other rights that it may have at law to terminate the Employment or accept any breach of this Agreement by you as having brought the Agreement to an end and any delay by the Company in exercising its rights under clause 21.1 shall not constitute a waiver of such rights.

22.    Retirement

22.1    Subject to clause 22.2 below, the Company's normal retirement age is 65.

22.2    You may request to work beyond the normal retirement date. Please refer to the CEO and/or the President for further details and the procedure and timescales for exercising this right.

23.    Reconstruction and Amalgamation

If the Employment is terminated by reason of any reconstruction or amalgamation of the Company and/or any Group Company whether by winding up or otherwise and you are offered employment with any concern or undertaking involved in or resulting from such reconstruction or amalgamation on terms which (considered in their entirety) are no less favourable to any material extent than the terms of this Agreement, you shall have no claim against the Company or any such undertaking arising out of or in connection with such termination.

24.    Obligations after Employment

Without prejudice to the other terms of this Agreement, you agree that following the termination of your Employment for any reason whatsoever, you will be bound by and you will comply with the terms and conditions set out in Schedule 1to this Agreement.

25.    Property

At any time during the Employment or following its termination (for whatever reason), as requested by the Company and/or any Group Company, you agree to:

(a)    return to the Company and/or any Group Company or irretrievably destroy or delete:

(i)    any documents, drawings, designs, computer files or software, visual or audio tapes or other materials containing information (including, without limitation, Confidential Information) and/or any copies or extracts of the same relating to the Businesses; and

(ii)    any other property of the Company and/or any Group Company in your possession, custody and/or directly or indirectly under your control;

(b)    inform the Company of all passwords, pass codes, pin numbers and any other similar information used by yourself in relation to any information technology systems, vehicles, rooms and/or any other secured property of the Company and/or any Group Company.

26.    Resignation from Appointments

At any time, at the request of the Company and/or any Group Company, you agree to resign from any directorships, offices, appointments and/or trusteeships which you hold with the Company and/or any Group Company without claim for compensation and your resignation shall not affect in anyway the continuance of this Agreement.

27.    Suspension

In order to investigate a complaint against you of misconduct and/or poor performance, the Company may suspend you for so long as may be necessary to carry out a proper investigation and complete any appropriate disciplinary and/or capability process. During any period of suspension you shall continue to receive your salary and contractual benefits.

28.    Disciplinary and Dismissal Rules

28.1    You are subject to the Company's disciplinary rules and procedures and poor performance procedures in force from time to time, details of which are available from the CEO and/or the President and such other procedures of this nature as may from time to time be adopted. Application of any such procedure is at the Company's discretion and is not a contractual entitlement.

28.2    If you are dissatisfied with any disciplinary decision to dismiss you, you should refer such dissatisfaction in writing to the CEO who will proceed in accordance with the appeal procedure set out in the appropriate Company procedure.

29.    Grievance

If you have any grievance relating to your Employment (other than one relating to a disciplinary decision or a decision to dismiss you), you should refer such grievance in writing to the CFO. If the grievance is not resolved by discussion with you, you can refer an appeal for resolution in writing to the CEO and/or the President, who will appoint a suitable person to hear the appeal, and whose decision shall be final. Application of any such procedure is at the Company's discretion and is not a contractual entitlement.

30.    Data Protection

The Company and any Group Company shall process your personal data (including, where necessary, sensitive personal data, such terms being defined in the Data Protection Act 1998) in their paper-based and computerised systems. You consent to the processing of such data both inside and, where necessary, outside the European Economic Area for the purposes of:

(a)    salary, benefits and pensions administration and employee management;

(b)    health administration and for the purposes of health insurance/benefits;

(c)    training and appraisal, including performance records and disciplinary records;

(d)    equal opportunities monitoring;

(e)    any potential change of control of the Company and/or Group Company, or any potential transfer of employment under the Transfer of Undertakings (Protection of Employment) Regulations 2006.

In such circumstances, disclosure may include disclosure to the potential purchaser or investor and their advisors;

(f)    promoting or marketing of the Company and/or any Group Company and/or its or their products or services;

(g)    compliance with applicable procedures, laws and regulations; and/or

(h)    any other reasonable purposes in connection with your employment about which you shall be notified from time to time.

30.2    You acknowledge and accept that in order to fulfil the purposes set out above, it may be necessary to pass your personal data (or sensitive personal data, as appropriate) to regulatory bodies, government agencies and other third parties as required by law or for administration purposes.

30.3    You acknowledge and accept that the Company and/or any Group Company may monitor electronic correspondence (including email, voice and text messages) which you receive at work and/or on Company systems and/or property provided to you by the Company and/or any Group Company for the purposes of your work in order to ensure the integrity of its information technology or to prevent or detect criminal behaviour or behaviour which contravenes employment legislation and/or other Company and/or Group Company policies.

30.4    You agree to use all reasonable endeavours to keep the Company informed of any changes to your personal data or sensitive personal data and to comply with all relevant data protection legislation.

31.    Warranty

31.1    You warrant that you are not bound by nor subject to any court order, arrangement, obligation (express or implied), restriction or undertaking (contractual or otherwise) which prohibits or restricts you from entering into this Agreement or performing the Duties.

31.2    You undertake to indemnify the Company and/or any Group Company against any claims, costs, damages, liabilities and/or expenses which the Company and/or any Group Company may incur as a result of any claim that you are in breach of any order, arrangement, obligation, restriction or undertaking referred to in clause 31.1.

32.    Deductions

You agree that at any time the Company may deduct from your salary or any other sums owed to you any money you owe to the Company and/or any Group Company.

33.    Power of Attorney

If you fail to comply with any request(s) under clauses 18 and/or 26 you irrevocably authorise the Company and/or any Group Company to appoint a person in your name and on your behalf to sign any documents or do any things necessary or requisite for the purposes of giving the Company and/or any Group Company and its or their nominee the full benefit of clause 18 and/or 26 as applicable.

34.    Collective Agreements

There are no collective agreements which affect the terms and conditions of your employment.

35.    Entire Agreement

This Agreement together with any documents referred to in it sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understandings or arrangements (oral or written) in respect of your employment or engagement by the Company. No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

36.    Third Parties

Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

37.    Releases and waivers

37.1    The Company may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by you without in any way prejudicing or affecting its rights in respect of any part of that liabiltty or any other liability or right not so released, compounded, compromised, waived or postponed.

37.2    No single or partial exercise, or failure or delay in exercising any righ power or remedy by the Company shall constitute a waiver by it of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

38.    Notices

38.1    Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be hand delivered, or sent by prepaid first class post or facsimile, with a confirmatory copy sent by prepaid first class post to, in your case, your last known residential address or, in the case of the Company, the CEO or the President at the Company's registered office.

38.2    A notice shall be deemed to have been served:

(a) at the time of delivery if delivered personally to a party or to the specified address;

(b)    on the second working day after posting by first class prepaid post; or

(c)    2 hours after transmission if served by facsimile on a business day prior to 3pm or in any other case at 10 am on the business day after the date of despatch.

39.    Governing law and jurisdiction

39.1    This Agreement shall be governed by and construed in accordance with English law.

39.2    Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the English courts.

In witness this Deed has been executed on the date appearing at the head of page 1.

14

Schedule 1

(Post termination restrictions)

1.    Definitions and interpretation

1.1
In this Schedule, unless the context otherwise requires, the following additional definitions shall apply in addition to the definitions contained in the Agreement to which this Schedule is annexed and of which it forms a part):

"the Business" means the business of the Company or any part thereof and any other business or part thereof carried on by any Group Company as at the Termination Date and/or during the Protected Period and in respect of which the Duties have been materially concerned or about which you have acquired Confidential Information.

"Customer" means any person who at any time during the Protected Period was a customer of the Company or any Group Company and was a person with whom you had material personal dealings or in relation to whom you have acquired Confidential Information.

"Garden Leave Period" means any period during which the Company has exercised its rights pursuant to clause 19 of the Agreement to which this Schedule is annexed.

"Goods and/or Services" means any goods and/or services competitive with those supplied by the Company or any Group Company at any time during the Protected Period and in relation to which you were materially involved or concerned or for which you were responsible during that period.

"Key Employee" means any person who at any time during the Protected Period is or was employed or engaged by the Company or any Group Company in a senior, managerial, sales, marketing, technical or supervisory capacity and with whom you dealt during that period.

"Prospective Customer'' means any person who was at any time during the Protected Period engaged in negotiations, with which you were personally involved, with the Company or any Group Company with a view to obtaining goods or services from the Company or any Group Company or in relation to whom you have acquired Confidential Information.

"Protected Period" means the 12 months immediately preceding the earlier of the Termination Date and the commencement of any Garden Leave Period.

"Supplier" means any person with whom you have had material dealings as part of the Duties during the Protected Period and who has during that period supplied goods or services to the Company or any Group Company on terms other than those available to another purchaser in the market during that period, whether by reason of exclusivity (either de facto or contractually obliged), price or otherwise.

2.    Obligations after employment

2.1    You shall not for the period of 3 months after the Termination Date hold a Material Interest in a business or venture which:

(a)    is or is about to be in competition with the Business or any part thereof; or

(b)    is likely to result in the intentional or unintentional disclosure or use of Confidential Information by you in order for you to properly discharge your duties to or further your interest in that business or venture.

2.2    The provisions of clause 2.1 shall not operate so as to prevent you from being engaged, concerned or interested in any business or venture in so far as your work for that business or venture shall relate solely to services or activities with which the Duties were not concerned to a material extent or in relation to which you were not responsible and in relation to which you held no Confidential Information during the Protected Period.

2.3    You shall not for the period of 3 months after the Termination Date in respect of any Goods and/or Services:

(a)    deal with or supply any Customer;

(b)    deal with or supply any Prospective Customer; or

(c)    offer employment or any contract for services to or employ or engage any Key Employee.

2.4    You shall not for the period of 3 months after the Termination Date in respect of any Goods and/or Services:

(a)    solicit, facilitate the solicitation of or canvass the custom or business of any Customer;

(b)    solicit, facilitate the solicitation of or canvass the custom or business of any Prospective Customer; or

(c)     solicit or entice or endeavour to solicit or entice any Key Employee to leave his employment with or cease his directorship or consultancy with the Company or any Group Company, whether or not that person would breach any obligations owed to the Company or any relevant Group Company by so doing.

2.5    You shall not for the period of 12 months after the Termination Date less any Garden Leave Period:

(a)    deal with or accept the supply of any goods or services from any Supplier where such supply is likely to be the detriment of any Group Company whether by causing the Supplier to reduce or alter the terms or quantity of supply to the Group Company or where the value of the Group Company's arrangement with the Supplier is diminished; or

(b)    solicit, facilitate the solicitation of or canvass the supply of any goods or services from any Supplier where such supply is likely to be the detriment of any Group Company whether by causing the Supplier to reduce or alter the terms or quantity of supply to the Group Company or where the value of the Group Company's arrangement with the Supplier is diminished;

2.6    If, at any time during the Employment, two or more Key Employees leave the employment of the Company or any Group Company to provide Goods and/or Services for the same business or venture, you shall not, at any time during the 6 months following the last date on which any of those Key Employees was employed by the Company or any Group Company, be employed or engaged in any way with that business or venture in respect of any Goods and/or Services.

2.7    You shall not at any time after the Termination Date:

(a)    induce or seek to induce by any means involving the disclosure or use of Confidential

Information any Customer or Supplier to cease dealing with the Company or any Group Company or to restrict or vary the terms upon which it deals with the relevant Group Company;

(b)    be held out or represented by you or any other person as being in any way connected with or interested in the Company or any Group Company; or

(c)    disclose to any person or make use of any Confidential Information (except as required by law).

3.    General

3.1     You have given the undertakings in this Schedule to the Company as trustee for itself and each Group Company in the business of which you have been concerned or involved to any material extent during the Employment or which benefits from each undertaking. You agree that each such Group Company may enforce the benefit of each such undertaking. You shall at the request and expense of the Company enter into direct undertakings with any such Group Company which correspond to the undertakings in this Schedule.

4.    You agree that if the Company transfers all or any part of its business to a third party (“Transferee"), the restrictions contained in this Schedule 1 shall, with effect from the date of you becoming an employee of the transferee, apply to you as if references to the Company included the transferee and references to any Group Companies were construed accordingly and as if references to customers or suppliers were of the Company and/or the transferee and their respective Group Companies.

4.1    You agree that if you have material business dealings in other foreign jurisdictions on behalf of any Group Company, you will enter into undertakings providing the same level of protection for each such Group Company with such modifications (if any) as are necessary to render such undertakings enforceable in those jurisdictions.

4.2    You acknowledge that you have had the opportunity to take independent legal advice in relation to the undertakings contained in this Schedule.

4.3    The obligations imposed on you by this Schedule extend to you acting not only on your own account but also on behalf of any other firm, company or other person and shall apply whether you act directly or indirectly.

4.4    You warrant that you believe the covenants contained within this Schedule to be reasonable as between the parties and that you have no present intention of ever arguing that the restraints are unreasonable or otherwise unenforceable.

Executed as a Deed
by Dominic Trigg            /s/ Dominic Trigg    8/1/11
in the presence of:
Signature of witness:             /s/ Alison Trigg            08/01/11

Name:                    Mrs. Alison Trigg

Address:	Evergreen House, Cherkley Hill
Givons Grove, Leatherhead
Surrey KT22 8LA

Occupation:                N/A
)    /

Executed as a Deed
(but not delivered until the date ) appearing at the head of page 1)) by Rocket Fuel, Inc.    )
acting by , a director    )
in the presence of:    )
/s/ Richard A Frankel
Director

Signature of witness:    /s/ Narayanan Iyer

Name:    Narayanan Iyer

Address: 350

Occupation: Dir of Finance

APPENDIX B

ROCKET FUEL MANAGEMENT RETENTION AGREEMENT

This Management Retention Agreement (the “Agreement”) is made and entered into by and between Dominic Trigg (the “Executive”) and Rocket Fuel Inc. (the “Company”), effective as of the Effective Date (defined below). The purpose of this Agreement is to provide assurances of specified benefits to Executive whose employment is subject to being involuntarily terminated under the circumstances described in this Agreement.

1.    Definitions. The following words and phrases, when the initial letter of the term is capitalized, will have the meanings set forth in this Section 1, unless a different meaning is plainly required by the context:

1.1    “Board” means the Board of Directors of the Company.

1.2    “Cause” means, with respect to Executive, (i) an unauthorized use or disclosure of the Company’s (or any subsidiary’s or parent’s of the Company) confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) a deliberate, material failure to comply with any of the written policies or rules of the Company (or any employing subsidiary or parent of the Company); (iii) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or a criminal offence under the laws of the United Kingdom (other than an offence under the road traffic legislation in the United Kingdom for which the Executive is not sentenced to any term of imprisonment, whether immediate or suspended); (iv) gross misconduct; (v) a continued failure to perform assigned duties after receiving written notification of such failure from the Board of Directors, provided that such duties are those customarily performed by a person holding the position that Executive holds immediately prior to the Change in Control Period (defined below); or (vi) failure to cooperate in good faith with a governmental or internal investigation of the Company (or any subsidiary or parent of the Company) or its directors, officers or employees, if the Company (or any subsidiary or parent of the Company) has requested the Executive’s cooperation.

1.3    “Change in Control” means the occurrence of any of the following on or after the Effective Date of this Agreement:

(a)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(b)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)    a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(B)(3). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(d)    For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(e)    Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(f)    Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

1.4    “Change in Control Period” means the time period beginning on the date that is three (3) months prior to the Change in Control and ending on the date that is twelve (12) months following the Change in Control.

1.5    “Code” means the United States Internal Revenue Code of 1986, as amended.

1.6    “Director” means a member of the Board.

1.7    “Disability” means that the Executive has been unable to perform the Executive’s duties as the result of the Executive’s incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement or 180 days in any consecutive twelve (12) month period, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld). During the term of this Agreement, termination of the Executive’s employment for Disability may only be effected by the Company (or any parent or subsidiary of the Company employing the Executive) on giving at least thirty (30) days’ written notice of termination to the Executive. In the event that the Executive resumes the performance of substantially all of the Executive’s duties hereunder before the termination of the Executive’s employment becomes effective, the notice to terminate will automatically be deemed to have been revoked.

1.8    “Effective Date” means the later of the date upon which the Company’s Board or a committee thereof approves the Company entering into this form of Agreement, which date is March 13, 2015, or the date Executive and the Company enter into this Agreement.

1.9    “Good Reason” means, the Executive’s resignation within thirty (30) days following the end of the Cure Period (as defined below), following the occurrence of one or more of the following without the Executive’s express written consent: (a) a material reduction of Executive’s duties, position or responsibilities, or the removal of Executive from such position and responsibilities, either of which results in a material diminution of Executive’s authority, duties or responsibilities, unless Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change in Control but is not made the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”; (b) a material reduction in Executive’s base salary; or (c) a material relocation of the Executive’s principal workplace, provided that a relocation of 35 miles or less, or a relocation to the Executive’s home as his or her principal workplace, will not be considered a material relocation. In addition, in order to qualify as Good Reason, the Executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within sixty (60) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days following the date of written notice (the “Cure Period”), and such grounds must not have been cured during such time.

1.10    “Involuntary Termination” means a termination of employment of Executive under the circumstances described in Section 2.

1.11    “Pre-CIC Period” means the portion of the Change in Control Period that occurs prior to the Change in Control.

1.12    “Section 409A Limit” means two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding the Executive’s taxable year of the Executive’s termination of employment as determined under, and with such adjustments as are set forth in, United States Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any United States Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

1.13    “Service Agreement” means the Service Agreement entered into between Executive and the Company, dated August 1, 2011.

1.14    “Severance Benefits” means the compensation and other benefits that the Executive will be provided in the circumstances described in Section 2.

1.15    “Share” means a share of the Company’s common stock.

1.16    “Target Bonus” means either (i) the Executive’s target bonus percentage or target commission percentage multiplied by the Executive’s annual base salary, or (ii) the target bonus amount or target commission amount (as applicable), in each case, as in effect for the Company’s (or its successor’s) fiscal year in which the Executive’s Involuntary Termination occurs.

2.    Involuntary Termination.

2.1    Termination During the Change in Control Period. If, during the Change in Control Period, (i) Executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for Good Reason, or (ii) the Company (or any parent or subsidiary of the Company) terminates the Executive’s employment for a reason other than Cause and other than death or Disability; or (iii) solely with respect to Equity Award Vesting Acceleration, Executive’s employment is terminated due to death or Disability, then, subject to the Executive’s compliance with Section 4, as applicable, the Company shall cause Executive to receive the following Severance Benefits:

2.1.1    Cash Severance Benefits. With respect to the circumstances described in Section 2.1 (i) and (ii), a lump-sum payment of cash severance equal to the sum of: (a) twelve (12) months of the Executive’s annual base salary (as in effect immediately prior to (A) a Change in Control (if Executive’s employment terminates on or after the Change in Control), or (B) the Executive’s termination, whichever is greater) and (b) 100% of Executive’s Target Bonus for the Company fiscal year in which the Executive’s employment terminated minus any bonus payments or commission payments, as applicable actually paid to Executive prior to such termination for such fiscal year’s performance. Subject to Section 5, such payment shall be made on the Release Deadline Date (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the Release Deadline Date or the date of the Change in Control, subject to the provisions of Section 2.1.4);

2.1.2    Continued Medical Benefits. With respect to the circumstances described in Section 2.1 (i) and (ii), if the Executive has private medical expenses insurance pursuant to paragraph 12 of the Service Agreement on the date of the Executive’s Involuntary Termination, the Company shall cause Executive to receive reimbursement of the agreed upon cost that is in effect immediately prior to (A) a Change in Control (if Executive’s employment terminates on or after the Change in Control), or (B) the Executive’s termination, whichever is greater) for twelve (12) months following the Executive’s employment termination. However, if the Company determines in its sole discretion that it is overly burdensome or costly to provide the reimbursement benefits or to provide such benefits without potentially violating applicable laws (including, without limitation, Section 2716 of the United States Public Health Service Act and the United States Employee Retirement Income Security Act of 1974, as amended), the Company will in lieu thereof cause Executive to be provided a taxable lump sum payment equal to the product of (1) the monthly cost provided pursuant to paragraph 12 of the Service Agreement in effect immediately prior to (A) a Change in Control (if Executive’s employment terminates on or after the Change in Control), or (B) the Executive’s termination, whichever is greater, multiplied by 12 and (2) 1.5. Subject to Section 5, any payment pursuant to the prior sentence shall be made on the Release Deadline Date (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the Release Deadline Date or the date of the Change in Control, subject to the provisions of Section 2.1.4); and

2.1.3    Equity Award Vesting Acceleration. With respect to the circumstances described in Section 2.1 (i) and (ii), or (iii), 100% of the Shares subject to each of Executive’s then outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards, including (subject to the provisions of this paragraph) performance-based vesting full-value awards where the payout is either a fixed number of Shares or zero Shares depending on whether the performance metric is obtained, shall immediately accelerate vesting. With respect to performance-based vesting full-value awards in which the performance period has not been completed prior to the Executive’s termination date and where the number of Shares earned is variable based upon the extent to which performance milestones are reached (i.e., where the number of Shares earned based upon achieving performance milestones can be more than one positive number), each such award shall immediately accelerate vesting as described above as if one hundred percent of the target performance levels had been achieved. With respect to performance-based vesting full-value awards where the performance period has been completed prior to the Executive’s termination date and that remain subject to additional service-based vesting, such awards shall accelerate as described above with respect only to the shares earned by virtue of attaining the performance metrics during the performance period. Any Company stock options and stock appreciation rights shall thereafter remain exercisable following the Executive’s employment termination for the period prescribed in the respective option and stock appreciation right agreements. Subject to Section 5, any acceleration pursuant to this Section 2.1.3 shall occur upon (a) with respect to any restricted stock, stock options and stock appreciation rights, the date the Release becomes effective and irrevocable (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the date the Release becomes effective and irrevocable or the date of the Change in Control, subject to the provisions of Section 2.1.4), and (b) with respect to any restricted stock units, performance shares/units or similar equity awards, on the Release Deadline Date (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the Release Deadline Date or the date of the Change in Control, subject to the provisions of Section 2.1.4).

2.1.4    Interaction with Section 2.2. For the avoidance of doubt, the payments under this Section 2.1 are in place of and not in addition to, any payments to which Executive may have become entitled under Section 2.2. To the extent Executive began receiving payment under such Section 2.2, and, due to a Change in Control, becomes eligible for payments under this Section 2.1, the payments previously made under Section 2.2 shall be deemed to have been made under this Section 2.1.

2.2    Termination Other Than During the Change in Control Period. If (i) Executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for Good Reason, or (ii) the Company (or any parent or subsidiary of the Company) terminates the Executive’s employment for a reason other than Cause and other than the Executive’s death or Disability, and such termination occurs other than during the Change in Control Period, then, subject to the Executive’s compliance with Section 4, the Company shall cause Executive to receive the following Severance Benefits:

2.2.1    Cash Severance Benefits. A lump-sum payment of cash severance equal to six (6) months of Executive’s annual base salary. Subject to Section 5, such payment shall be made on the Release Deadline Date; and

2.2.2    Continued Medical Benefits. If the Executive has private medical expenses insurance pursuant to paragraph 12 of the Service Agreement on the date of the Executive’s termination of employment, the Company shall cause Executive to receive reimbursement of the agreed upon cost that is in effect immediately prior to the Executive’s termination of employment for six (6) months following the Executive’s employment termination. However, if the Company determines in its sole discretion that it is overly burdensome or costly to provide the reimbursement benefits or to provide such benefits without potentially violating applicable laws (including, without limitation, Section 2716 of the United States Public Health Service Act and the United States Employee Retirement Income Security Act of 1974, as amended), the Company will, in lieu thereof, cause Executive to be provided a taxable lump sum payment equal to the product of (1) the monthly cost provided pursuant to paragraph 12 of the Service Agreement in effect immediately prior to the Executive’s termination of employment multiplied by 6 and (2) 1.5. Subject to Section 5, any payment pursuant to the prior sentence shall be made on the Release Deadline Date (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the Release Deadline Date or the date of the Change in Control, subject to the provisions of Section 2.1.4)

3.    Code Section 280G.

3.1    Limitation on Payments. In the event that the payments and benefits provided for in this Agreement or other payments and benefits payable or provided to the Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 3, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then the Executive’s payments and benefits under this Agreement or other payments or benefits (the “Payment”) will be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount and no portion of such Payment will be subject to the excise tax under Section 4999 of the Code, the reduction will occur in the following order: (a) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the excise tax will be the first cash payment to be reduced); (b) cancellation of equity awards that were granted “contingent on a change in ownership or control” within the meaning of Code Section 280G (if two or more equity awards are granted on the same date, each award will be reduced on a pro- rata basis); (c) reduction of the accelerated vesting of equity awards in the reverse order of date of grant of the awards (i.e., the vesting of the most recently granted equity awards will be cancelled first and if more than one equity award was made to Executive on the same date of grant, all such awards shall have their acceleration of vesting reduced pro rata); and (d) reduction of employee benefits in reverse chronological order (i.e., the benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first benefit to be reduced). In no event will the Executive have any discretion with respect to the ordering of payment reductions.

3.2    Nationally Recognized Firm Requirement. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 3 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”) selected by the Board or a committee of the Board, whose determination will be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 3, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive will, furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 3. The Company will bear all costs for payment of the Firm’s services in connection with any calculations contemplated by this Section 3.

4.    Conditions to Receipt of Severance.

4.1    Release Agreement. As a condition to receiving the Severance Benefits under this Agreement, Executive will be required to sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to the Company (which may include an agreement not to disparage the Company, and any parent or subsidiary of the Company, non- solicit provisions and other standard terms and conditions) (the “Release”). In all cases, the Release must become effective and irrevocable no later than the sixtieth (60th) day following the date of the Executive’s Involuntary Termination (the “Release Deadline Date”). If

the Release does not become effective and irrevocable by the Release Deadline Date, the Executive will forfeit any right to the Severance Benefits. In no event will the Severance Benefits be paid or provided until the Release becomes effective and irrevocable.

4.2    Timing of Severance Benefits. Provided that the Release becomes effective and irrevocable by the Release Deadline Date and subject to Section 5, the severance payments and benefits under this Agreement will be paid, or in the case of installments, will commence, on the Release Deadline Date (such payment date, the “Severance Start Date”), and any severance payments or benefits otherwise payable to the Executive during the period immediately following the Executive’s termination of employment through the Severance Start Date will be paid in a lump sum to the Executive on the Severance Start Date, with any remaining payments to be made as provided in this Agreement.

4.3    Exclusive Remedy; Non-Duplication of Benefits. The provisions of Section 2 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company otherwise may be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than the payment of accrued but unpaid salary, holiday entitlement, pension and other paid employee benefits and reimbursable expenses due at termination or the repayment of any salary received for holiday taken in excess of accrued entitlement at the date of termination pursuant to the Service Agreement). Termination of the Executive’s employment shall be immediate under an Involuntary Termination and Severance Benefits paid pursuant to Section 2 of this Agreement shall be deemed inclusive of the payment in lieu of notice that would otherwise be payable under clauses 3.4, 19 and 20 of the Service Agreement. Executive hereby forfeits and waives any rights to any severance or change in control benefits set forth in any employment agreement or offer letter, other than the acceleration of vesting provisions in any of Executive’s written equity compensation agreements, which remain in full force and effect, and as provided by Section 14 below. For the avoidance of doubt, where the Executive’s employment is terminated during the term of this Agreement in circumstances that do not constitute an Involuntary Termination, the notice requirements and payment in lieu of notice provisions under Clauses 3.4, 19 and 20 of the Service Agreement will apply. Notwithstanding any other provision in this Agreement to the contrary, if, after the Effective Date, the Executive becomes entitled to any severance, change in control or similar benefits outside of this Agreement by operation of applicable law or under another policy, contract, or arrangement, his or her benefits under this Agreement will be reduced by the value of the severance, change in control, or similar benefits that the Executive receives by operation of applicable law or under the policy, contract, or arrangement, all as determined by the Board or a committee of the Board in its discretion. For the avoidance of doubt, earned commissions and other wages due and payable upon termination are not similar benefits.

4.4    No Mitigation. The Executive shall not be required to mitigate the amount of any severance payments or benefits provided for under this Agreement by seeking other employment nor shall any amounts to be received by the Executive under this Agreement be reduced by any other compensation earned.

5.    Section 409A. This Section will apply if Executive is subject to United States income taxes.

5.1    Notwithstanding anything to the contrary in this Agreement, no severance payments or benefits to be paid or provided to Executive, if any, under this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A of the Code, and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or provided until the Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, under this Agreement that otherwise would be exempt from Section 409A pursuant to United States Treasury Regulation Section 1.409A-1(b)(9) will be payable until the Executive has a “separation from service”

within the meaning of Section 409A.

5.2    It is intended that none of the severance payments or benefits under this Agreement will constitute Deferred Payments but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in Section 5.4 below or resulting from an involuntary separation from service as described in Section 5.5 below. In no event will Executive have discretion to determine the taxable year of payment of any Deferred Payment.

5.3    Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of the Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following the Executive’s separation from service, will become payable on the date six (6) months and one (1) day following the date of the Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, in the event of the Executive’s death following the Executive’s separation from service, but before the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

5.4    Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of Section 5.1 above.

5.5    Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit will not constitute Deferred Payments for purposes of Section 5.1 above.

5.6    The foregoing provisions, and all payments and benefits provided under this Agreement, are intended to comply with or be exempt from the requirements of Section 409A so that none of the payments and benefits to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt. The Company and Executive agree to consider in good faith amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid the imposition of any additional tax or income recognition under Section 409A prior to actual payments to Executive.

6.    Withholdings. The Company will cause the withholding from any payments or benefits under this Agreement all applicable U.S. federal, state, local and non-U.S. taxes required to be withheld and any other required payroll deductions.

7.    Term. This Agreement will become effective upon the Effective Date and will terminate automatically upon the completion of all payments (if any) under the terms of this Agreement. However, in the event that a Change in Control has not occurred by the date that is three (3) years following the Effective Date, this Agreement will terminate automatically unless the term of this Agreement is extended by the parties, provided, further, however, that if prior to the expiration of the term of this Agreement, the Company enters into a definitive agreement (a “Definitive Agreement”) with a third party (or third parties), the consummation of which would result in a Change in Control (as defined in this Agreement), then the term of this Agreement shall automatically be extended to twenty-four months following the resulting Change in Control unless the Definitive Agreement terminates or is cancelled without resulting in a Change in Control, in which case such extension shall not be effective. Moreover, this Agreement shall survive the lapse of the term of this Agreement and shall be binding on both parties with respect to any termination of Executive’s employment that triggers Severance Benefits under Section 2 hereof that occurs prior to the lapsing of the term of this Agreement. Further, the decision by either party not to extend the term of this Agreement will not by itself constitute a termination of Executive’s employment by the Company other than for Cause or grounds for Executive’s resignation for Good Reason, and unless determined otherwise by Executive or the Company, after such non-renewal, Executive’s employment will continue outside of this Agreement and pursuant to the Service Agreement (or such employment agreement with the Company or a subsidiary of the Company as then in effect) and Executive will not be eligible for any severance payments or benefits under this Agreement.

8.    No Enlargement of Employment Rights. Neither this Agreement, nor the making of any benefit payment hereunder, will be construed to confer upon Executive any right to continue to be an employee of the Company. The Company expressly reserves the right to discharge any of its employees at any time, with or without cause. However, as described in this Agreement, Executive may be entitled to benefits pursuant to this Agreement depending upon the circumstances of his or her termination of employment.

9.    Successors. Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which become bound by the terms of this Agreement by operation of law, or otherwise, and references to Executive’s termination of employment from the Company will include termination of employment from the Company’s successor, and all subsidiaries and parents of the Company or its successor.

10.    Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successor at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:
Rocket Fuel Inc.
Pacific Shores Center
1900 Seaport Boulevard Redwood City, CA 94063 Attn: General Counsel

If to Executive:

At the last residential address known to the Company

11.    Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

12.    Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

13.    Voluntary Nature of Agreement. Each of the Company and Executive acknowledges and agrees that such party is executing this Agreement voluntarily and without any duress or undue influence by anyone. Executive further acknowledges and agrees that he has carefully read this Agreement and has asked any questions needed for him to understand the terms, consequences, and binding effect of this Agreement and fully understands it. Finally, Executive agrees that he has been provided an opportunity to seek the advice of an attorney of his choice before signing this Agreement.

14.    Entire Agreement. This Agreement, along with the Service Agreement as modified by this Agreement, and Executive’s written equity compensation agreements with the Company, constitutes the entire agreement of the parties hereto and supersedes all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

15.    Choice of Law. This Agreement will be governed by the laws of England and the parties submit to the exclusive jurisdiction of the English courts to resolve any disputes under or in connection with this Agreement.

16.    Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

17.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Management Retention Agreement on the respective dates set forth below.

COMPANY    ROCKET FUEL INC.

By:    /s/ Monte Zweben

Title:     Interim Chief Executive Officer

Date:    4/24/2015 | 16:50 PT

EXECUTIVE    DOMINIC TRIGG

By:    /s/ Dominic Trigg
Title:     Managing Director - EU

Date:     4/24/2015 | 20:08 PT

APPENDIX C

ROCKET FUEL MANAGEMENT RETENTION AGREEMENT

This Management Retention Agreement (the “Agreement”) is made and entered into by and between Manu Thapar (the “Executive”) and Rocket Fuel Inc. (the “Company”), effective as of the Effective Date (defined below). The purpose of this Agreement is to provide assurances of specified benefits to Executive whose employment is subject to being involuntarily terminated under the circumstances described in this Agreement.

1.    Definitions. The following words and phrases, when the initial letter of the term is capitalized, will have the meanings set forth in this Section 1, unless a different meaning is plainly required by the context:

1.1    “Board” means the Board of Directors of the Company.

1.2    “Cause” means, with respect to Executive, (i) an unauthorized use or disclosure of the Company’s (or any subsidiary’s or parent’s of the Company) confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) a deliberate, material failure to comply with any of the written policies or rules of the Company (or any employing subsidiary or parent of the Company); (iii) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (iv) gross misconduct; (v) a continued failure to perform assigned duties after receiving written notification of such failure from the Board of Directors, provided that such duties are those customarily performed by a person holding the position that Executive holds immediately prior to the Change in Control Period (defined below); or (vi) failure to cooperate in good faith with a governmental or internal investigation of the Company (or any subsidiary or parent of the Company) or its directors, officers or employees, if the Company has requested the Executive’s cooperation.

1.3    “Change in Control” means the occurrence of any of the following on or after the Effective Date of this Agreement:

(a)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(b)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)    a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(B)(3). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(d)    For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(e)    Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(f)    Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

1.4    “Change in Control Period” means the time period beginning on the date that is three (3) months prior to the Change in Control and ending on the date that is twelve (12) months following the Change in Control.

1.5    “Code” means the Internal Revenue Code of 1986, as amended.

1.6    “Director” means a member of the Board.

1.7    “Disability” means that the Executive has been unable to perform the Executive’s duties as the result of the Executive’s incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement or 180 days in any consecutive twelve (12) month period, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination by the Company resulting from Executive’s Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate the Executive’s employment. In the event that the Executive resumes the performance of substantially all of the Executive’s duties hereunder before the termination of the Executive’s employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked.

1.8    “Effective Date” means the later of the date upon which the Company’s Board or a committee thereof approves the Company entering into this form of Agreement, which date is March 23, 2015, or the date Executive and the Company enter into this Agreement.

1.9    “Good Reason” means, the Executive’s resignation within thirty (30) days following the end of the Cure Period (as defined below), following the occurrence of one or more of the following without the Executive’s express written consent: (a) a material reduction of Executive’s duties, position or responsibilities, or the removal of Executive from such position and responsibilities, either of which results in a material diminution of Executive’s authority, duties or responsibilities, unless Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change in Control but is not made the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”; (b) a material reduction in Executive’s base salary; or (c) a material relocation of the Executive’s principal workplace, provided that a relocation of 35 miles or less, or a relocation to the Executive’s home as his or her principal workplace, will not be considered a material relocation. In addition, in order to qualify as Good Reason, the Executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within sixty (60) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days following the date of written notice (the “Cure Period”), and such grounds must not have been cured during such time.

1.10    “Involuntary Termination” means a termination of employment of Executive under the circumstances described in Section 2.

1.11    “Pre-CIC Period” means the portion of the Change in Control Period that occurs prior to the Change in Control.

1.12    “Section 409A Limit” means two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding the Executive’s taxable year of the Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

1.13    “Severance Benefits” means the compensation and other benefits that the Executive will be provided in the circumstances described in Section 2.

1.14    “Share” means a share of the Company’s common stock.

1.15    “Target Bonus” means either (i) the Executive’s target bonus percentage or target commission percentage multiplied by the Executive’s annual base salary, or (ii) the target bonus amount or target commission amount (as applicable), in each case, as in effect for the Company’s (or its successor’s) fiscal year in which the Executive’s Involuntary Termination occurs.

2.    Involuntary Termination.

2.1    Termination During the Change in Control Period. If, during the Change in Control Period, (i) Executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for Good Reason, or (ii) the Company (or any parent or subsidiary of the Company) terminates the Executive’s employment for a reason other than Cause and other than death or Disability; or (iii) solely with respect to Equity Award Vesting Acceleration, Executive’s employment is terminated due to death or Disability, then, subject to the Executive’s compliance with Section 4, as applicable, the Executive will receive the following Severance Benefits from the Company:

2.1.1    Cash Severance Benefits. With respect to the circumstances described in Section 2.1 (i) and (ii), a lump-sum payment of cash severance equal to the sum of:
(a) twelve (12) months of the Executive’s annual base salary (as in effect immediately prior to
(A) a Change in Control (if Executive’s employment terminates on or after the Change in Control), or (B) the Executive’s termination, whichever is greater) and (b) 100% of Executive’s Target Bonus for the Company fiscal year in which the Executive’s employment terminated minus any bonus payments or commission payments, as applicable actually paid to Executive prior to such termination for such fiscal year’s performance. Subject to Section 5, such payment shall be made on the Release Deadline Date (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the Release Deadline Date or the date of the Change in Control, subject to the provisions of Section 2.1.4);

2.1.2    Continued Medical Benefits. With respect to the circumstances described in Section 2.1 (i) and (ii), if the Executive, and any spouse and/or dependents of the Executive (“Family Members”) has coverage on the date of the Executive’s Involuntary Termination under a group health plan sponsored by the Company, the Company will reimburse the Executive the total applicable premium cost for continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for twelve (12) months following the Executive’s employment termination, provided that the Executive validly elects and is eligible to continue coverage under COBRA for the Executive and his or her Family Members. Any COBRA reimbursements under this Agreement shall be made by the Company to the Executive consistent with the Company’s normal expense reimbursement policy, provided that the Executive submits documentation to the Company substantiating his or her payments for COBRA coverage. However, if the Company determines in its sole discretion that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws (including, without limitation, Section 2716 of the Public Health Service Act and the Employee Retirement Income Security Act of 1974, as amended), the Company will in lieu thereof provide to the Executive a taxable lump sum payment equal to the product of (1) to the monthly COBRA premium that the Executive would be required to pay to continue the group health coverage in effect on the date of the Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage) multiplied by twelve (12) months following the termination and (2) 1.5, which payment will be made regardless of whether the Executive elects COBRA continuation coverage. Subject to Section 5, any payment pursuant to the prior sentence shall be made on the Release Deadline Date (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the Release Deadline Date or the date of the Change in Control, subject to the provisions of Section 2.1.4); and

2.1.3    Equity Award Vesting Acceleration. With respect to the circumstances described in Section 2.1 (i) and (ii), or (iii), 100% of the Shares subject to each of Executive’s then outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards, including (subject to the provisions of this paragraph) performance-based vesting full-value awards where the payout is either a fixed number of Shares or zero Shares depending on whether the performance metric is obtained, shall immediately accelerate vesting. With respect to performance-based vesting full-value awards in which the performance period has not been completed prior to the Executive’s termination date and where the number of Shares earned is variable based upon the extent to which performance milestones are reached (i.e., where the number of Shares earned based upon achieving performance milestones can be more than one positive number), each such award shall immediately accelerate vesting as described above as if one hundred percent of the target performance levels had been achieved. With respect to performance-based vesting full-value awards where the performance period has been completed prior to the Executive’s termination date and that remain subject to additional service-based vesting, such awards shall accelerate as described above with respect only to the shares earned by virtue of attaining the performance metrics during the performance period. Any Company stock options and stock appreciation rights shall thereafter remain exercisable following the Executive’s employment termination for the period prescribed in the respective option and stock appreciation right agreements. Subject to Section 5, any acceleration pursuant to this Section 2.1.3 shall occur upon (a) with respect to any restricted stock, stock options and stock appreciation rights, the date the Release becomes effective and irrevocable (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the date the Release becomes effective and irrevocable or the date of the Change in Control, subject to the provisions of Section 2.1.4), and (b) with respect to any restricted stock units, performance shares/units or similar equity awards, on the Release Deadline Date (or, if Executive’s termination occurs during the Pre-CIC Period, on the later of the Release Deadline Date or the date of the Change in Control, subject to the provisions of Section 2.1.4).

2.1.4    Interaction with Section 2.2. For the avoidance of doubt, the payments under this Section 2.1 are in place of and not in addition to, any payments to which Executive may have become entitled under Section 2.2. To the extent Executive began receiving payment under such Section 2.2, and, due to a Change in Control, becomes eligible for payments under this Section 2.1, the payments previously made under Section 2.2 shall be deemed to have been made under this Section 2.1.

2.2    Termination Other Than During the Change in Control Period. If (i) Executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for Good Reason, or (ii) the Company (or any parent or subsidiary of the Company) terminates the Executive’s employment for a reason other than Cause and other than the Executive’s death or Disability, and such termination occurs other than during the Change in Control Period, then, subject to the Executive’s compliance with Section 4, the Executive will receive the following Severance Benefits from the Company:

2.2.1    Cash Severance Benefits. A lump-sum payment of cash severance equal to six (6) months of Executive’s annual base salary. Subject to Section 5, such payment shall be made on the Release Deadline Date; and

2.2.2    Continued Medical Benefits. If the Executive, and any Family Members, has coverage on the date of the Executive’s Involuntary Termination under a group health plan sponsored by the Company, the Company will reimburse the Executive the total applicable premium cost for continued group health plan coverage under COBRA for six (6) months following the Executive’s employment termination, provided that the Executive validly elects and is eligible to continue coverage under COBRA for the Executive and his or her Family Members. Any COBRA reimbursements under this Agreement shall be made by the Company to the Executive consistent with the Company’s normal expense reimbursement policy, provided that the Executive submits documentation to the Company substantiating his or her payments for COBRA coverage. However, if the Company determines in its sole discretion that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws (including, without limitation, Section 2716 of the Public Health Service Act and the Employee Retirement Income Security Act of 1974, as amended), the Company will in lieu thereof provide to the Executive a taxable lump sum payment equal to the product of (1) to the monthly COBRA premium that the Executive would be required to pay to continue the group health coverage in effect on the date of the Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage) multiplied by six (6) months following the termination, and (2) 1.5, regardless of whether the Executive elects COBRA continuation coverage. Subject to Section 5, any payment pursuant to the prior sentence shall be made on the Release Deadline Date.

3.    Code Section 280G.

3.1    Limitation on Payments. In the event that the payments and benefits provided for in this Agreement or other payments and benefits payable or provided to the Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 3, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then the Executive’s payments and benefits under this Agreement or other payments or benefits (the “Payment”) will be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount and no portion of such Payment will be subject to the excise tax under Section 4999 of the Code, the reduction will occur in the following order: (a) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the excise tax will be the first cash payment to be reduced); (b) cancellation of equity awards that were granted “contingent on a change in ownership or control” within the meaning of Code Section 280G (if two or more equity awards are granted on the same date, each award will be reduced on a pro- rata basis); (c) reduction of the accelerated vesting of equity awards in the reverse order of date of grant of the awards (i.e., the vesting of the most recently granted equity awards will be cancelled first and if more than one equity award was made to Executive on the same date of grant, all such awards shall have their acceleration of vesting reduced pro rata); and (d) reduction of employee benefits in reverse chronological order (i.e., the benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first benefit to be reduced). In no event will the Executive have any discretion with respect to the ordering of payment reductions.

3.2    Nationally Recognized Firm Requirement. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 3 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”) selected by the Board or a committee of the Board, whose determination will be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 3, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 3. The Company will bear all costs for payment of the Firm’s services in connection with any calculations contemplated by this Section 3.

4.    Conditions to Receipt of Severance.

4.1    Release Agreement. As a condition to receiving the Severance Benefits under this Agreement, Executive will be required to sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to the Company (which may include an agreement not to disparage the Company, non-solicit provisions and other standard terms and conditions) (the “Release”). In all cases, the Release must become effective and irrevocable no later than the sixtieth (60th) day following the date of the Executive’s Involuntary Termination (the “Release Deadline Date”). If the Release does not become effective and irrevocable by the Release Deadline Date, the Executive will forfeit any right to the Severance Benefits. In no event will the Severance Benefits be paid or provided until the Release becomes effective and irrevocable.

4.2    Timing of Severance Benefits. Provided that the Release becomes effective and irrevocable by the Release Deadline Date and subject to Section 5, the severance payments and benefits under this Agreement will be paid, or in the case of installments, will commence, on the Release Deadline Date (such payment date, the “Severance Start Date”), and any severance payments or benefits otherwise payable to the Executive during the period immediately following the Executive’s termination of employment with the Company through the Severance Start Date will be paid in a lump sum to the Executive on the Severance Start Date, with any remaining payments to be made as provided in this Agreement.

4.3    Exclusive Remedy; Non-Duplication of Benefits. In the event of a termination of Executive’s employment as set forth in Section 2.1 or Section 2.2 of this Agreement, the provisions of Section 2 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company otherwise may be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses). Executive hereby forfeits and waives any rights to any severance or change in control benefits set forth in any employment agreement or offer letter, other than the acceleration of vesting provisions in any of Executive’s written equity compensation agreements, which remain in full force and effect, and as provided by Section 14 below. Notwithstanding any other provision in this Agreement to the contrary, if, after the Effective Date, the Executive becomes entitled to any severance, change in control or similar benefits outside of this Agreement by operation of applicable law or under another policy, contract, or arrangement, his or her benefits under this Agreement will be reduced by the value of the severance, change in control, or similar benefits that the Executive receives by operation of applicable law or under the policy, contract, or arrangement, all as determined by the Board or a committee of the Board in its discretion. For the avoidance of doubt, earned commissions and other wages due and payable upon termination are not similar benefits.

4.4    No Mitigation. The Executive shall not be required to mitigate the amount of any severance payments or benefits provided for under this Agreement by seeking other employment nor shall any amounts to be received by the Executive under this Agreement be reduced by any other compensation earned.

5.    Section 409A.

5.1    Notwithstanding anything to the contrary in this Agreement, no severance payments or benefits to be paid or provided to Executive, if any, under this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A of the Code, and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or provided until the Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, under this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until the Executive has a “separation from service” within the meaning of Section 409A.

5.2    It is intended that none of the severance payments or benefits under this Agreement will constitute Deferred Payments but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in Section 5.4 below or resulting from an involuntary separation from service as described in Section 5.5 below. In no event will Executive have discretion to determine the taxable year of payment of any Deferred Payment.

5.3    Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of the Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following the Executive’s separation from service, will become payable on the date six (6) months and one (1) day following the date of the Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, in the event of the Executive’s death following the Executive’s separation from service, but before the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

5.4    Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of Section 5.1 above.

5.5    Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit will not constitute Deferred Payments for purposes of Section 5.1 above.

5.6    The foregoing provisions, and all payments and benefits provided under this Agreement, are intended to comply with or be exempt from the requirements of Section 409A so that none of the payments and benefits to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt. The Company and Executive agree to consider in good faith amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid the imposition of any additional tax or income recognition under Section 409A prior to actual payments to Executive.

6.    Withholdings. The Company will withhold from any payments or benefits under this Agreement all applicable U.S. federal, state, local and non-U.S. taxes required to be withheld and any other required payroll deductions.

7.    Term. The Agreement will become effective upon the Effective Date and will terminate automatically upon the completion of all payments (if any) under the terms of this Agreement. However, in the event that a Change in Control has not occurred by the date that is three (3) years following the Effective Date, this Agreement will terminate automatically unless the term of this Agreement is extended by the parties, provided, further, however, that if prior to the expiration of the term of this Agreement, the Company enters into a definitive agreement (a “Definitive Agreement”) with a third party (or third parties), the consummation of which would result in a Change in Control (as defined in this Agreement), then the term of this Agreement shall automatically be extended to twenty-four months following the resulting Change in Control, unless the Definitive Agreement terminates or is cancelled without resulting in a Change in Control, in which case such extension shall not be effective. Moreover, this Agreement shall survive the lapse of the term of this Agreement and shall be binding on both parties with respect to any termination of Executive’s employment that triggers Severance Benefits under Section 2 hereof that occurs prior to the lapsing of the term of this Agreement.. Further, the decision by either party not to extend the term of this Agreement will not by itself constitute a termination of Executive’s employment by the Company other than for Cause or grounds for Executive’s resignation for Good Reason, and unless determined otherwise by
Executive or the Company, after such non-renewal, Executive’s employment will continue on an at-will basis outside of this Agreement and Executive will not be eligible for any severance payments or benefits under this Agreement.

8.    No Enlargement of Employment Rights. Neither this Agreement, nor the making of any benefit payment hereunder, will be construed to confer upon Executive any right to continue to be an employee of the Company. The Company expressly reserves the right to discharge any of its employees at any time, with or without cause. However, as described in this Agreement, Executive may be entitled to benefits pursuant to this Agreement depending upon the circumstances of his or her termination of employment.

9.    Successors. Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which become bound by the terms of this Agreement by operation of law, or otherwise, and references to Executive’s termination of employment from the Company will include termination of employment from the Company’s successor, and all subsidiaries and parents of the Company or its successor.

10.    Notices. All notices, requests, demands and other communications called for under this

Agreement shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successor at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:
Rocket Fuel Inc.
Pacific Shores Center
1900 Seaport Boulevard Redwood City, CA 94063 Attn: General Counsel

If to Executive:

At the last residential address known to the Company

11.    Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

12.    Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

13.    Arbitration.

13.1    The Company and Executive each agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, or Executive’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration under the Federal Arbitration Act and the arbitration rules set forth in California Code of Civil Procedure Sections 1280 through 1294.2, including Section 1281.8 (the “Act”), and pursuant to California law, and shall be brought in Executive’s individual capacity and not as a plaintiff, representative or class member in any purported class, collective or representative proceeding. Notwithstanding the foregoing, Executive understands that he or she may bring a proceeding as a private attorney general as permitted by law. For the avoidance of doubt, the Federal Arbitration Act governs this agreement and shall continue to apply with full force and effect notwithstanding the application of procedural rules set forth in the Act and California law. Disputes that the Company and Executive agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under local, state, or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, claims relating to employment status, classification and relationship with the Company, claims of harassment, discrimination, and wrongful termination, and any statutory or common law claims, and breach of contract, except as prohibited by law. Executive also agrees to arbitrate any disputes arising out of or relating to the interpretation or application of this agreement to arbitrate, but not disputes about the enforceability, revocability or validity of this agreement to arbitrate or any portion hereof or the class, collective and representative proceeding waiver herein. Notwithstanding the foregoing, Executive understands that nothing in this agreement constitutes a waiver of Executive’s rights under Section 7 of the National Labor Relations Act. The Company and Executive further understand that this agreement to arbitrate also applies to any disputes that the Company may have with Executive. However, claims for workers’ compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by the Executive to the appropriate court or government agency.

13.2    Procedure. The Company and Executive agree that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures (the “JAMS Rules”), which are available from Human Resources. The Arbitrator will have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, applying the standards set forth under the California Code of Civil Procedure. The Arbitrator will have the power to award any remedies available under applicable law, and the Arbitrator will award attorneys’ fees and costs to the prevailing party, where provided by applicable law. The Company will pay for any administrative or hearing fees charged by the Arbitrator or JAMS except that Executive will pay any filing fees associated with any arbitration that Executive initiates, but only so much of the filing fees as Executive would have instead paid had he or she filed a complaint in a court of law. The Arbitrator will administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the Arbitrator will apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the JAMS Rules conflict with California law, California law will take precedence. The decision of the Arbitrator will be in writing, and any decree or award rendered by the Arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. Any arbitration under this Agreement will be conducted in San Mateo County, California.

13.3    Remedy. Except as provided by the Act and this Agreement, arbitration will be the sole, exclusive, and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Act and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

13.4    Administrative Relief. Executive understands that this Agreement does not prohibit him or her from pursuing any administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim, except as permitted by law.

13.5    Voluntary Nature of Agreement. Each of the Company and Executive acknowledges and agrees that such party is executing this Agreement voluntarily and without any duress or undue influence by anyone. Executive further acknowledges and agrees that he or she has carefully read this Agreement and has asked any questions needed for him or her to understand the terms, consequences, and binding effect of this Agreement and fully understands it, including that Executive is waiving his or her right to a jury trial. Finally, Executive agrees that he or she has been provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.

14.    Entire Agreement. This Agreement, the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, and Executive’s written equity compensation agreements with the Company constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

15.    Choice of Law. This Agreement will be governed by the laws of the State of California (with the exception of its choice of law and conflict of laws provisions).

16.    Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

17.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Management Retention Agreement on the respective dates set forth below.

COMPANY    ROCKET FUEL INC.

By:     /s/ Monte Zweben

Title:    Interim Chief Executive Officer

Date:     4/8/2015 | 08:48 PT

EXECUTIVE    MANU THAPAR

By:     /s/ Manu Thapar

Title:    SVP R&D

Date     4/8/2015 | 16:42 PT

APPENDIX D

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Manu Thapar (“Employee”) and Rocket Fuel Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on November 17, 2014, attached hereto as Exhibit A (the “Confidentiality Agreement”);

WHEREAS, Employee is subject to an offer letter with the Company dated November 16, 2014, attached hereto as Exhibit B (the “Offer Letter”);

WHEREAS, Employee signed a Management Retention Agreement with the Company on April 8, 2015, attached hereto as Exhibit C (the “Management Retention Agreement”);

WHEREAS, your last day of work for the Company, and your employment termination date, is April 1, 2016 (the “Termination Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Payments. On April 1, 2016, the Company paid you all accrued salary, less applicable withholdings, through April 1 2016. In addition, if you sign this Agreement, and return it by the deadline specified below, and it becomes effective, as described below, and you comply fully with your obligations under this Agreement, then the Company shall pay you the severance benefits provided in paragraph 2.2 of the Management Retention Agreement, pursuant to all the terms and conditions of that agreement. You acknowledge and represent that other than the consideration set forth in the Management Retention Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, and any and all other benefits and compensation due to you. You specifically acknowledge and agree that the consideration provided to you hereunder fully satisfies any obligation that the Company had to pay you severance, retention payments, wages, or any other compensation for any of the services that you rendered to the Company, and that the amount paid is in excess of any severance, retention payments, wages, or any other compensation that is or may be due to you.

2.
Equity. Employee has received one or more restricted stock unit awards (“RSU(s)”) and one or more stock option awards (“Stock Option(s)”) (collectively, the “Equity Awards”) subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan (the “Plan”) and of the related restricted stock unit and stock option award agreement(s) (each such agreement, together with the Plan, collectively, the “Equity Agreements”), pursuant to which Employee was eligible to purchase or receive shares of the Company’s common stock if the applicable vesting conditions were met. We agree that as of the Termination Date, you will have vested in each RSU award and each Stock Option to the extent shown on Exhibit D hereto and no more. Any other RSUs and Stock Options are unvested and all unvested RSUs and unvested Stock Options shall immediately terminate and be forfeited as of the Termination Date. We agree that you hold no other, and have rights to no other, Company equity awards. The exercise of your outstanding Stock Options and the shares purchased thereunder, and any shares received under your RSU awards shall continue to be governed by the terms and conditions of the applicable Equity Agreements and the applicable equity plan under which the grants were made.

3.
Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Termination Date occurs, subject to Employee’s right to continue his health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and, as applicable, state insurance laws. Employee will receive additional information regarding his right to elect continued coverage under COBRA in a separate communication. You will be required to sign up for the COBRA insurance in order to receive this benefit. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

4.
Expense Reimbursement. Employee agrees that, within thirty (30) days after the Termination Date, Employee will submit your final documented expense reimbursement statement reflecting all reasonable business expenses Employee incurred during your employment with the Company through the Termination Date, if any, for which Employee seeks reimbursement. The Company will reimburse Employee for all reasonable business expenses pursuant to its regular business practice.

5.
Return of Company Property. By the Termination Date, Employee agrees to return to the Company all hard copy and electronic documents (and all copies thereof) and other Company property that Employee has had in his possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information (including email), tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

6.
Release of Claims. Except as otherwise set forth in this Agreement and as provided in the Company’s by-laws and the indemnification agreement between you and the Company, Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; California Fair Employment and Housing Act, as amended, Cal. Gov't Code § 12900 et seq.; Unruh Civil Rights Act, as amended, Cal. Civ. Code § 51; Moore-Brown-Roberti Family Rights Act, as amended, Cal. Gov't Code § 12945.1 et seq.; and the California Constitution;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

7.
Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.
California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9.
No Pending or Future Lawsuits. Employee represents that he has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company or any of the Releasees, with any local, state or federal agency, union or court up to the date of execution of this Agreement pertaining to the claims released in this Agreement, and that, except as allowed by this Agreement, Employee will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. In the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on Employee’s behalf pertaining to the claims released in this Agreement, except as allowed by this Agreement, Employee will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice. Notwithstanding the foregoing, nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity. For purposes of this Release, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, Employee understands that he is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Employee obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant government agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.

10.
Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee’s signature below constitutes his certification that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.

11.
No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

12.
Cooperation. The parties acknowledge that as of the Termination Date, the Company is involved in litigation related to certain matters in which you may have been involved during your employment at the Company (“Litigation”). You agree to cooperate with the Company and participate to the extent reasonably requested by the Company in connection with its investigation and response to the Litigation.

13.
Nondisparagement. Employee agrees to refrain from any disparaging statements about the Company or any of the other Releasees including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company.

14.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Agreement.

15.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16.	Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO COUNTY, BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) UNDER ITS COMPREHENSIVE ARBITRATION RULES (“JAMS RULES”) AND

CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay, or Employee’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

19.
Section 409A. This Agreement and all payments and benefits hereunder are intended to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and guidance thereunder, and any applicable state law equivalent, as each may be amended or promulgated from time to time (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted in that manner. In all cases, any severance payments payable to Employee under this Agreement will be paid within the “short-term deferral” period under Section 409A. Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, payment of all or a portion of the severance payments or benefits payable under this Agreement and any other separation-related deferred compensation (within the meaning of Section 409A) payable to Employee will be delayed until the date that is 6 months and 1 day following Employee’s separation from service (within the meaning of Section 409A). In no event will the Company reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A. Employee and the Company agree to work together to consider amendments to this Agreement and to take such reasonable actions to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to Employee. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of the Section 409A-related regulations.

20.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any claim or cause of action released herein.

21.
No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

22.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24.
Entire Agreement. This Agreement, and its exhibits, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Offer Letter and the Management Retention Agreement, with the exception of the Confidentiality Agreement and the Equity Agreements.

25.	No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

26.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

27.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within the twenty-one (21) day period set forth above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28.
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29.
Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MANU THAPAR, an individual

Dated:     April 7, 2016            /s/ Manu Thapar
Manu Thapar

ROCKET FUEL INC.

Dated:     April 7, 2016        By     /s/ Jennifer Trzepacz
Jennifer Trzepacz
Senior Vice President, Employee Success

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com .

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

**ROCKET FUEL INC.**
**Annual Meeting of Stockholders**
**June 14, 2016 9:00 AM**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) E. Randolph Wootton III and JoAnn C. Covington, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ROCKET FUEL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 14, 2016, at the Rocket Fuel corporate offices located at 1900 Seaport Blvd., Redwood City, California, 94063 and any adjournments or postponements thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Address change/comments:

________________________________________

________________________________________

________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**

ROCKET FUEL INC.
1900 SEAPORT BLVD.
REDWOOD CITY, CA 94063

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1A Susan L. Bostrom | ☐ | ☐ | ☐ |
| 1B Ron E. F. Codd | ☐ | ☐ | ☐ |
| 1C E. Randolph Wootton III | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals Two and Three.**

**NOTE:** Proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date